Exhibit 10.9

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL

EXECUTION COPY

LICENSE AND COMMERCIALIZATION AGREEMENT

dated as of October 10, 2013

by and between

VIVUS, INC.

and

AUXILIUM PHARMACEUTICALS, INC.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

i

TABLE OF CONTENTS

(CONTINUED)

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ii

TABLE OF CONTENTS

(CONTINUED)

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

iii

CONFIDENTIAL

EXECUTION COPY

LICENSE AND COMMERCIALIZATION AGREEMENT

THIS LICENSE AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is entered into as of the 10th day of October 2013 (the “Effective Date”) by and between VIVUS, INC., a Delaware corporation having its principal offices at 351 E. Evelyn Ave., Mountain View, CA 94041 (“VIVUS”), and AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation having a place of business at 640 Lee Road, Chesterbrook, PA 19087. (“Auxilium”).  VIVUS and Auxilium are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, VIVUS has received a license to certain intellectual property rights from Mitsubishi Tanabe Pharma Corporation (as successor in interest to Tanabe Seiyaku Co., Ltd., “MTPC”) relating to a therapeutic drug known as STENDRA™ (avanafil);

WHEREAS, VIVUS has obtained all required regulatory approval from the FDA for the right to market and commercialize STENDRA in the United States;

WHEREAS, VIVUS desires to grant to Auxilium, and Auxilium desires to receive, a license for the commercialization and exploitation of STENDRA in the United States and the rest of the Auxilium Territory (as defined below) upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1.

1.1                               “Action Date” means, with respect to a legal action in connection with Product Infringement, the date that is the earlier of (a) *** following notice pursuant to Section 8.4(a) of a Product Infringement and (b) *** before the date after which a legal action would be substantially limited or compromised with respect to the remedies available against the alleged Third Party infringer.

1.2                               “Affiliate” means, with respect to a Person, any person, firm, trust, corporation, company, partnership, or other entity or combination thereof that directly or indirectly controls,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

is controlled by or is under common control with such Person.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means (a) ownership of fifty percent (50%) or more of the voting and equity rights of such person, firm, trust, corporation, company, partnership or other entity or combination thereof, or (b) the power to direct the management of such person, firm, trust, corporation, company, partnership, or other entity or combination thereof.

1.3                               “Alliance Manager” has the meaning set forth in Section 3.7.

1.4                               “Applicable Law” means any and all laws, statutes, ordinances, regulations, permits, orders, decrees, judgments, directives, rulings or rules of any kind whatsoever that are promulgated by a federal, state, province, or other Governmental Authority, in each case pertaining to any of the activities contemplated by this Agreement, including any regulations promulgated by any Regulatory Authority in the Auxilium Territory, all as amended from time to time.

1.5                               “Auxilium Indemnitees” has the meaning set forth in Section 10.1.

1.6                               “Auxilium Know-How” means all Information (excluding any Patents) (a) that is Controlled by Auxilium or its Affiliates as of the Effective Date or during the Term and (b) is reasonably necessary or useful for the research, Development, manufacture, use, importation, sale, or Commercialization of the Product in the Auxilium Territory.  For clarity, the Auxilium Know-How does not include the VIVUS Know-How licensed to Auxilium hereunder.

1.7                               “Auxilium Patents” means all Patents (a) that are Controlled by Auxilium or its Affiliates as of the Effective Date or during the Term and (b) that disclose or claim any Product or the manufacture, use, importation, or sale thereof.  For clarity, the Auxilium Patents do not include the VIVUS Patents licensed to Auxilium hereunder.

1.8                               “Auxilium Technology” means the Auxilium Patents and Auxilium Know-How.

1.9                               “Auxilium Territory” means the United States of America and Canada, and their respective territories and possessions.

1.10                        “Auxilium Trademarks” has the meaning set forth in Section 8.6(c).

1.11                        “Bankrupt Party” has the meaning set forth in Section 12.7.

1.12                        “Business Day” means each day of the week excluding Saturday, Sunday or a day on which banking institutions in New York, New York, USA are closed.

1.13                        “Chapter 7 Case” has the meaning set forth in Section 12.4.

1.14                        “Claim” means all investigations, claims, suits, actions, cross-complaints, demands, rights, requests, arbitrations, mediations, causes of action, obligations, settlements or orders, whether at law, equity or otherwise, or whether sounding in tort, contract, equity, strict liability or any statutory or common law cause of action of any sort.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.15                        “Commercialization” means the marketing, Promotion, sale, offering for sale, importation and/or distribution of the Product, including activities directed to obtaining Pricing Approval.  “Commercialize” has a correlative meaning.

1.16                        “Commercialization and Medical Affairs Plans” shall mean the Commercialization Plan and the Medical Affairs Plan as such are defined in Article 4.

1.17                        “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, the reasonable and good faith efforts normally used by a company in the pharmaceutical industry for a product (regardless of whether the product is owned by the company or the company has obtained rights to such product) having similar commercial potential, stage of development or lifecycle, medical/scientific, technical and regulatory profile, Intellectual Property protection, profitability, market competition, and other relevant factors.

1.18                        “Commercial Supply Agreement” shall have the meaning set forth in Section 6.1.

1.19                        “Competing Product” means a PDE-5 Inhibitor other than the Product.

1.20                        “Compound” means the compound identified by the International Non-Proprietary Name avanafil and chemically known as (S)-4-(3-Chloro-4-methoxybenzylamino)-2-(2-hydroxymethylpyrrolidin-1-yl)-N-pyrimidin-2-ylmethyl-5-pyrimidinecarboxyamide, including any metabolites, polymorphs, salts, esters, free acid forms, free base forms, pro-drug forms, racemates and all optically active forms thereof (each, a “Compound” and collectively, the “Compounds”).

1.21                        “Confidential Information” means, with respect to a Party (the “disclosing Party”), all confidential and proprietary Information of such disclosing Party that is disclosed to or accessed by the other Party (the “receiving Party”) under this Agreement.

1.22                        “Control” means, with respect to any material, Information, or Intellectual Property right, (a) the ownership thereof or the possession or a license or right thereto and (b) the possession by a Party under such material, Information, or Intellectual Property right of the right to grant to the other Party access, a license, or a sublicense (as applicable) to such material, Information, or Intellectual Property right on the terms and conditions set forth herein without violating the terms of any agreement between such Party and any Third Party in existence as of the Effective Date.

1.23                        “Detail” or “Detailing” means each separate face-to-face contact by a professional sales representative with a physician or other professional with authority to write prescriptions during which time the promotional message involving the Product is presented and is a topic of discussion and/or a sample of the Product is left with the physician or such other professional.  When used as a verb, “Detail” shall mean to engage in a Detail.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.24                        “Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval of the Product.  This includes (a) research, preclinical testing, toxicology, formulation and clinical studies of Product; (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain, maintain and/or expand Regulatory Approval of Product; and (c) post-Regulatory Approval product support for Product (including laboratory and clinical efforts directed toward the further understanding of the safety and efficacy of Product).  For clarity, Development includes phase IV clinical trials of Product.  “Develop” and “Developed” have correlative meanings.

1.25                        “Existing Confidentiality Agreement” means the Confidentiality Agreement entered into by the Parties, dated January 6, 2012.

1.26                        “FDA” means the United States Food and Drug Administration or its successor.

1.27                        “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act.

1.28                        “Federal Arbitration Act” has the meaning set forth in Section 13.2.

1.29                        “Field” means the treatment of any urological disease or condition in humans, including male erectile dysfunction.

1.30                        “Filing Party” has the meaning set forth in Section 11.3(c).

1.31                        “GAAP” has the meaning set forth in the definition of “Net Sales” in this Article 1.

1.32                        “Generic Product” means, with respect to a Product in a given country of the Auxilium Territory, any product sold in such country by a Third Party (other than a sublicensee of Auxilium or any other Third Party authorized to sell such product by, or otherwise in the chain of distribution of, Auxilium or a Auxilium Affiliate or sublicensee) that (a) contains the same active ingredient(s) as the Product, or any base form, salt form, prodrug form, isomer, crystalline polymorph, hydrate or solvate of such active ingredients (but no additional pharmaceutically active ingredients beyond what is contained in the Product), and (b) is approved or registered for use in such country pursuant to any drug approval process based on reference to a Regulatory Approval for such Product held by VIVUS, Auxilium or any of their respective Affiliates or sublicensees in such country or in another country.

1.33                        “Governmental Authority” means any transnational, domestic or foreign federal, provincial, state or local governmental, regulatory or administrative authority (including any Regulatory Authority), department, court, agency or official, including any political subdivision thereof.

1.34                        “IND” means an Investigational New Drug Application, as defined in the FD&C Act.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.35                        “Indemnified Claim” has the meaning set forth in Section 10.3.

1.36                        “Indemnified Party” has the meaning set forth in Section 10.3.

1.37                        “Indemnifying Party” has the meaning set forth in Section 10.3.

1.38                        “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, procedures, inventions, developments, specifications, formulations, formulae, software, algorithms, marketing reports, expertise, stability, technology,  pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, and stability data.

1.39                        “Intellectual Property” means (a) United States or foreign issued patents or pending patent applications, and any and all divisionals, continuations, continuations-in-part, reissues, renewals, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, supplementary protection certificates, certificates of invention, national and multinational statutory invention registrations and similar statutory rights (“Patents”); (b) trademarks, service marks, certification marks, logos, trade names, trade dress, including all registrations and applications for registration of, and all goodwill associated with, the foregoing; (c) copyrights and registrations and applications for registration thereof; (d) confidential and proprietary methods, processes, techniques, devices, technology, assays, materials, trade secrets, inventions, ideas, designs, compositions, formulae, know-how, data, specifications, technical information, instructions, and other similar types of confidential and proprietary documentation, materials and information; and (e) any similar intellectual property or proprietary rights.

1.40                        “JAMS Rules” has the meaning set forth in Section 13.2.

1.41                        “Joint Invention” has the meaning set forth in Section 8.1.

1.42                        “Joint Patent” has the meaning set forth in Section 8.3(b).

1.43                        “JSC” has the meaning set forth in Section 3.1.

1.44                        “Label Expansion Filing” has the meaning set forth in Section 4.1(a).

1.45                        “Licensed Party” means a Party in its capacity as licensee under the applicable licenses set forth in Article 2.

1.46                        “Licensing Party” means a Party in its capacity as licensor under the applicable licenses set forth in Article 2.

1.47                        “Losses” means (a) all damages, judgments, or settlements payable to Third Parties; and (b) all legal expenses (including reasonable attorneys’ fees and disbursements,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonable expert and witness fees, reasonable fees and costs associated with any investigations, court costs and appeal bonds).

1.48                        “Manufacturing Territory” means all the countries in the world excluding Democratic People’s Republic of Korea (North Korea), Republic of Korea (South Korea), Singapore, Malaysia, Thailand, Vietnam, and the Philippines.

1.49                        “MTPC” means Mitsubishi Tanabe Pharma Corporation.

1.50                        “MTPC Agreement” means that certain Agreement between VIVUS and MTPC (as successor in interest to Tanabe Seiyaku Co., Ltd.), effective as of December 28, 2000, as amended pursuant to the Amendment No. 1 to Agreement dated as of January 9, 2004, the Second Amendment to Agreement dated as of August 1, 2012, the Third Amendment to Agreement dated as of February 21, 2013, and the Fourth Amendment to Agreement, dated as of July 1, 2013, and as otherwise amended from time to time.

1.51                        “MTPC Agreement Net Sales” means “Net Sales,” as defined in the MTPC Agreement, but only to the extent that they relate to the Auxilium Territory.

1.52                        “MTPC Milestone” has the meaning set forth in Exhibit C.

1.53                        “MTPC Royalty Period” means the “Royalty Period,” as defined in the MTPC Agreement.

1.54                        “NDA” means a New Drug Application, as defined in the FD&C Act.

1.55                        “Net Sales” for purposes of this Agreement means the amount invoiced or otherwise billed by Auxilium or its Affiliates or sublicensees (“Selling Party”) for sales of a Product to a Third Party purchaser, less the following (collectively, “Net Sales Deductions”):

(a)                                 discounts actually given on Product, including cash, trade and quantity discounts, price reduction or incentive programs (including sales coupons and co-payment programs), retroactive price adjustments with respect to sales of such Product, and charge-back payments;

(b)                                 credits, refunds, returns or allowances actually allowed, paid, received or given, including credits, allowances, discounts and rebates to, and chargebacks from the account of customers for nonconforming, damaged, rejected, out-dated and returned, withdrawn or recalled Product or on account of retroactive price reductions affecting the Product;

(c)                                  rebates, reimbursements, administrative fees or similar allowances actually granted to managed health care organizations or to federal, state and local governments in the Auxilium Territory or any other organization that utilizes any governmental discount program with respect to the Product;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)                                 inventory management agreement (IMA) fees, wholesaler fees, and specialty pharmacy charges, in each case, to the extent specifically attributable to the applicable Product;

(e)                                  freight, postage, shipping and insurance charges actually allowed or paid for delivery of Product, to the extent billed as a separate line item by the Selling Party to the Third Party purchaser;

(f)                                   taxes, duties or other governmental charges imposed on the sale of Product and actually paid by the Selling Party (as adjusted for rebates and refunds, but specifically excluding taxes based on net income of the Selling Party), to the extent billed as a separate line item by the Selling Party to the Third Party purchaser;

provided that all of the foregoing deductions shall be calculated in accordance with then-current generally accepted accounting principles in the Unites States, consistently applied during the applicable calculation period throughout the Selling Party’s organization (“GAAP”).  To the extent that Net Sales Deductions are based on estimates, such estimates will be adjusted to actual on a periodic basis.

A sale of a Product is deemed to occur in accordance with GAAP.

For sake of clarity and avoidance of doubt, the transfer of Product by a Selling Party or one of its Affiliates to another Affiliate of such Selling Party or to a sublicensee of such Selling Party for resale shall not be considered a sale; in such cases, Net Sales shall be determined based on the amount invoiced or otherwise billed by such Affiliate or sublicensee to an independent Third Party, less the Net Sales Deductions allowed under this Section.

1.56                        “Net Sales Deductions” has the meaning set forth in the definition of “Net Sales” in this Article 1.

1.57                        “Orange Book” means the FDA publication entitled “Approved Drug Products with Therapeutic Equivalence Evaluations” or any replacement thereof established or approved by the FDA.

1.58                        “PDE-5 Inhibitor” means any product that operates as a phosphodiesterase type-5 inhibitor.

1.59                        “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.60                        “Pricing Approval” means the approval, agreement, determination, or governmental decision establishing the price or level of reimbursement for the Product, as required in a given jurisdiction.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.61                        “Product” means pharmaceutical compositions containing the Compound, including but not limited to that drug product known as STENDRA™, in the form, formulation, and dosage strength(s) as defined in the NDA approved by the FDA as of the Effective Date and any other improvements, line extensions, delivery mechanisms, dosage strengths, formulations, or forms as may be approved in the future by the FDA or Health Canada that, in each case, contain a Compound.

1.62                        “Product Infringement” has the meaning set forth in Section 8.4(a).

1.63                        “Product Launch” means the first commercial sale of the Product by Auxilium or its Affiliate or sublicensee after the Effective Date to an unrelated Third Party in a bona fide arms-length transaction for use, consumption, or commercial distribution in the Field in the Auxilium Territory, excluding any transfer of Product for research, test marketing, clinical trial purposes, compassionate use, or named patient arrangements.

1.64                        “Product Marketing Authorization” has the meaning set forth in Section 5.1(a).

1.65                        “Promotion” means those activities, including advertising, Detailing, and distributing samples of a product, normally undertaken by a pharmaceutical company that are aimed at legally marketing and promoting, and encouraging the appropriate use of, a particular prescription pharmaceutical product.  “Promote” and “Promotional” have correlative meanings.

1.66                        “Promotional Materials” means all training materials and all written, printed, graphic, electronic, audio or video matter, including journal advertisements, sales visual aids, leave items, formulary binders, reprints, direct mail, direct-to-consumer (“DTC”) advertising, Internet postings and broadcast advertisements, in each case created by Auxilium or its Affiliates or on its behalf, and used or intended for use in connection with any Promotion of the Product in the Auxilium Territory under this Agreement.

1.67                        “Prosecuting Party” has the meaning set forth in Section 8.3(b).

1.68                        “PV Agreement” has the meaning set forth in Section 5.7.

1.69                        “Quality Agreement” has the meaning set forth in Section 6.1.

1.70                        “Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of the Product for one or more indications in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, but which shall exclude any Pricing Approval.

1.71                        “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval and/or, to the extent required in such country or regulatory jurisdiction, Pricing Approval, including FDA in the case of the Auxilium Territory.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.72                        “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, and/or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to Develop, use, import, sell, offer to sell, register, market, manufacture, or otherwise Commercialize the Product in the Field for the Auxilium Territory, along with any documents related to Regulatory Approval and Pricing Approvals issued by a Regulatory Authority for the Auxilium Territory.  Regulatory Materials include, but are not limited to, INDs, NDAs, post-marketing reports submitted to a Regulatory Authority such as those described in 21 CFR 314.81, supplemental applications, and all correspondence to or from a Regulatory Authority which reference an IND or NDA.

1.73                        “Royalty Term” has the meaning as set forth in Section 7.3(b).

1.74                        “Sales Force” means Auxilium’s sales personnel Detailing the Product in the Auxilium Territory including employees of, and contract sales organizations engaged by, Auxilium who are qualified to do so pursuant to the terms and conditions of this Agreement.

1.75                        “SEC” means the United States Securities and Exchange Commission or any successor.

1.76                        “Selling Party” has the meaning set forth in the definition of “Net Sales” in this Article 1.

1.77                        “Sole Inventions” has the meaning set forth in Section 8.1.

1.78                        “SOPs” has the meaning set forth in Section 5.6(c).

1.79                        “Supply Chain Transfer” has the meaning set forth in Section 6.2.

1.80                        “Supply Chain Transfer Plan” has the meaning set forth in Section 6.2.

1.81                        “Taxes” has the meaning set forth in Section 7.6.

1.82                        “Term” has the meaning set forth in Section 12.1.

1.83                        “Territory” means the VIVUS Territory and the Auxilium Territory, respectively.

1.84                        “Third Party” means any legal person, entity or organization other than VIVUS, Auxilium or an Affiliate of either Party, including any Governmental Authority.

1.85                        “Time of Onset Claim” means a new claim on the label of the Product (a) referencing a specific time of onset (or erectogenic effect) of 15 minutes or less or (b) referencing the time of onset (or erectogenic effect) by using the phrase “approximately 15 minutes.”

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.86                        “Time of Onset Study” means a clinical study conducted for the purpose of supporting a Time of Onset Claim.

1.87                        “VIVUS Indemnitees” has the meaning set forth in Section 10.2.

1.88                        “VIVUS Know-How” means all Information (excluding any Patents) that (a) is Controlled as of the Effective Date or during the Term by VIVUS or its Affiliates and (b) relates to any Product in the Field or the research, development, manufacture, use or sale of the Product in the Field in the Auxilium Territory.

1.89                        “VIVUS Patents” means (a) United States Patent Nos. 6,656,935 and 7,501,409, (b) Canadian Patent Nos. 2,383,466 and 2,420,461, and (c) any reissues, renewals, re-examinations, extensions, continuations, divisions, or continuations in part of any of the foregoing.

1.90                        “VIVUS Technology” means the VIVUS Patents and VIVUS Know-How.

1.91                        “VIVUS Territory” means the entire world other than the Auxilium Territory.

1.92                        “VIVUS Trademarks” means the mark STENDRA, together with any registrations or applications for registration therefor, in each case that are owned by VIVUS in the Auxilium Territory as of the Effective Date or during the Term, including United States Trademark Application Serial No. 85/565,411, filed March 9, 2012, and Canadian Trademark Application No. 1592942, filed September 5, 2012.

ARTICLE 2
LICENSES

2.1                               License to Auxilium.  Subject to the terms and conditions of this Agreement, VIVUS hereby grants to Auxilium (the “Auxilium License”):

(a)                                 an exclusive (even as to VIVUS), royalty-bearing, sublicensable (subject to Section 6) license under the VIVUS Technology, (i) to use, distribute, import, Promote, market, sell, offer for sale, and otherwise Commercialize Products in the Field in the Auxilium Territory; (ii) make and have made Products in the Manufacturing Territory, where such Product is solely for use or sale in the Field in the Auxilium Territory (subject to Section 2.2), and (iii) to conduct certain Development activities on the Product in the Field pursuant to Article 4 solely in support of Regulatory Approval in the Auxilium Territory; and

(b)                                 an exclusive (even as to VIVUS), royalty-bearing, sublicensable (subject to Section 6) license to use the VIVUS Trademarks solely in connection with the Commercialization of the Product in the Field in the Auxilium Territory.

2.2                               Clarifications Regarding Manufacturing Rights.  The rights granted to Auxilium to make and have made Product under Section 2.1(a) shall be subject to the following clarifications and/or limitations:

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)                                 As of the Effective Date and until the completion of the Supply Chain Transfer, Auxilium is not being granted any right to manufacture the Compound or bulk tablets of the Product, and instead Auxilium’s rights to make or have made Product shall be limited to the filling, packaging, and labeling of bulk tablets of Product supplied under the Commercial Supply Agreement, along with the limited manufacturing rights granted to Auxilium in the Commercial Supply Agreement (which are solely intended to address failure to supply situations).

(b)                                 In the event of a Supply Chain Transfer pursuant to Section 6.2, Auxilium’s rights to make or have made Product shall be subject to any exclusive manufacturing rights granted to the Third Party manufacturers in the supply chain (which exclusive manufacturing rights shall be disclosed by VIVUS to Auxilium, from time to time, until the completion of the Supply Chain Transfer pursuant to Section 6.2), in any event in accordance with and subject to the terms of the Supply Agreement.

(c)                                  As between the Parties, VIVUS retains the sole right to make and have made Product anywhere in the world, where such Product is for use or sale solely outside the Auxilium Territory, including the right to license Third Parties to do the same.

2.3                               License to VIVUS.

Subject to the terms and conditions of this Agreement, Auxilium hereby grants to VIVUS a non-exclusive, royalty-free, sublicensable (subject to Section 6) license under the Auxilium Technology, but solely to the extent necessary to (a) fulfill its obligations under this Agreement, including its manufacturing and supply obligations under Article 6; (b) conduct research, Development and manufacturing activities in the Auxilium Territory solely in support of the Regulatory Approval of the Product in the VIVUS Territory provided that any such activities in the Auxilium Territory do not have, and are not reasonably expected to have, an adverse impact on the Commercialization of the Product in the Field in the Auxilium Territory; (c) use, distribute, import, promote, market, sell, offer for sale, and otherwise Commercialize Products solely in the VIVUS Territory; and (d) make and have made the Product anywhere in the world for use or sale solely in the VIVUS Territory (the “VIVUS License”).

2.4                               VIVUS Retained Rights.  Notwithstanding the rights granted to Auxilium under the Auxilium License, VIVUS shall retain its rights under the VIVUS Technology within the Field in the Auxilium Territory, but solely to the extent necessary to (a) fulfill its obligations under this Agreement, including its manufacturing and supply obligations under Article 6 and (b) conduct research, Development, and manufacturing activities in the Auxilium Territory solely in support of the Regulatory Approval, Pricing Approval, or Commercialization of the Product in the VIVUS Territory (including the right to grant licenses to Affiliates or Third Parties with respect to such activities); provided that any such activities in the Auxilium Territory do not have, and are not reasonably expected to have, an adverse impact on the Commercialization of the Product in the Field in the Auxilium Territory.  VIVUS retains all rights to the VIVUS Technology outside the Field.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5                               No Other Licenses.  Neither Party grants to the other Party any rights, licenses or covenants in or to any Intellectual Property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement.

2.6                               Sublicense Agreements.

(a)                                 Sublicensing by Auxilium.  Auxilium acknowledges that the Auxilium License includes sublicenses under the rights licensed to VIVUS under the MTPC Agreement and that VIVUS is required to notify and consult with MTPC with respect to the selection of sublicensees.  Consequently, the Auxilium License may be further sublicensed by Auxilium only with the prior written consent of VIVUS, which shall not be unreasonably withheld, conditioned or delayed.  At Auxilium’s request, VIVUS shall use Commercially Reasonable Efforts to obtain any consents or approvals from MTPC that are required for Auxilium to grant such a sublicense, it being understood that, so long as VIVUS uses such Commercially Reasonable Efforts, VIVUS shall not be responsible for any denials or delays resulting from MTPC’s action or inaction.  Any agreement granting a sublicense under the Auxilium License shall be consistent with the terms of this Agreement and shall include confidentiality and non-use obligations no less stringent than those set forth in Article 11.  Notwithstanding any sublicenses granted by Auxilium hereunder, Auxilium shall remain responsible for and guarantee the performance of its obligations under this Agreement.

(b)                                 Sublicensing by VIVUS.  The portion of the VIVUS License in Section 2.3(a) may be sublicensed by VIVUS to VIVUS’s Affiliates or to any of VIVUS’s subcontractors or manufacturers existing on the Effective Date or any other Third Party approved by the JSC.  The portion of the VIVUS License in Section 2.3(b), 2.3(c), or 2.3(d) may be freely sublicensed by VIVUS through multiple tiers.  Any agreement granting a sublicense under the VIVUS License shall be consistent with the terms of this Agreement and shall include confidentiality and non-use obligations no less stringent than those set forth in Article 11.  Notwithstanding any sublicenses granted by VIVUS hereunder, VIVUS shall remain responsible for and guarantee the performance of its obligations under this Agreement.

2.7                               Third Party Agreements.  Subject to Section 7.10, Auxilium shall be solely responsible for obtaining, at its sole expense, any agreements with Third Parties required in order to lawfully perform its Commercialization responsibilities under this Agreement, other than manufacturing and other related responsibilities that are subject to the Commercial Supply Agreement.

2.8                               Exclusivity.

(a)                                 Auxilium hereby covenants that for a period of five (5) years from the Effective Date, neither it nor its Affiliates will, directly or indirectly (including via a license to a Third Party), develop, commercialize or in-license any Competing Product in the Auxilium Territory.  VIVUS hereby covenants that for a period of five (5) years from the Effective Date, neither it nor its Affiliates will, directly or indirectly (including via a license to a Third Party), develop, commercialize, or in-license any Competing Product in the Auxilium Territory.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)                                 In the event that, during the Term, either Party or any of such Party’s Affiliates experiences a change in control that results in a Third Party either (i) becoming an Affiliate of such Party or (ii) become such Party’s successor under this Agreement (such Third Party, an “Acquirer”), and the Acquirer or any of such Acquirer’s Affiliates, immediately prior to such acquisition, owns or has a license or other right to a Competing Product, then the Acquirer and its Affiliates (including for the avoidance of doubt, the acquired Party and its Affiliates) shall not be prohibited from developing or commercializing such Competing Product, provided that the Acquirer does not use any Confidential Information of the other Party in connection with the development or commercialization of such Competing Product.

2.9                               Covenant Not To Sue.  VIVUS hereby grants to Auxilium a covenant not to sue on any VIVUS Technology on account of the Development, manufacture, or Commercialization of the Product in the Field in the Auxilium Territory by or on behalf of Auxilium, its Affiliates or sublicensees during the Term.

2.10                        Letter Agreement.  A letter, signed by ***, addressing *** is attached hereto as Exhibit E to this Agreement (the “Letter Agreement”).  No further consent of VIVUS shall be required for Auxilium to receive the benefit of the Letter Agreement, and Auxilium shall have the right to *** as a consequence of *** in the Letter Agreement being ***.

2.11                        Notice Right.  VIVUS shall provide Auxilium with prompt written notice of any breach or alleged breach, including without limitation any notice of such breach or alleged breach provided by MTPC or its successor under the MTPC Agreement, of the MTPC Agreement, or by any Third Party manufacturer under any manufacturing agreement between such Third Party manufacturer and VIVUS, and shall provide Auxilium with copies of any documentation and correspondence between MPTC or such Third Party manufacturer and VIVUS regarding such breach including written summaries of any oral discussions.  In the event that VIVUS is in breach of the MTPC Agreement or such manufacturing agreement, it shall promptly provide to Auxilium a written plan of action to remedy or cure such breach and shall keep Auxilium promptly informed of its progress or any changes to such plan of action.  VIVUS may condition disclosure of attorney-client privileged information or attorney work product on the Parties’ execution of a joint defense agreement, common interest agreement, or similar agreement intended to preserve attorney-client and attorney work product privileges under Applicable Law, in a form reasonably acceptable to VIVUS.

ARTICLE 3
GOVERNANCE

3.1                               Joint Steering Committee.  Within *** after the Effective Date, VIVUS and Auxilium shall form a Joint Steering Committee (“JSC”) consisting of *** representatives from VIVUS and *** representatives from Auxilium.  Each Party may replace any of its JSC representatives at any time upon prior written notice to the other Party.

3.2                               Meetings of the JSC.  The JSC shall meet at least ***, unless a particular meeting is waived by mutual consent.  In addition, each Party shall have the right to call a

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

meeting of the JSC on reasonable written notice to the other Party.  Subject to the foregoing, the JSC shall meet on such dates and at such times as agreed by the JSC and shall meet via teleconference or videoconference or, if mutually agreed by the Parties, at a location determined by the JSC.  Upon prior written notice to, and approval of, the JSC, each Party may permit visitors to attend meetings of the JSC, provided that any approved visitor shall be subject to confidentiality and non-use obligations no less stringent than the terms of Article 11.  Each Party shall be responsible for its own expenses for participating in the JSC.  Meetings of the JSC shall be effective only if at least (1) representative of each Party is present or participating, subject to the following sentence.  The Parties acknowledge and agree that VIVUS shall have the right to opt out of its participation in the JSC, which shall only be effective if done in writing with specific reference to this subsection, at any time, in which case Auxilium shall have the right to make the decisions and take the actions previously reserved to the JSC, and shall keep VIVUS reasonably informed of its plans and activities on at least a semi-annual basis.

3.3                               Responsibilities of the JSC.  The JSC shall have the responsibility and authority to:

(a)                                 review and comment on any Development being conducted by either Party;

(b)                                 provide a forum for discussing any development relating to the Product being conducted by VIVUS (or its sublicensees) outside the Auxilium Territory;

(c)                                  review and comment on marketing and sales activities being carried out by Auxilium in the Auxilium Territory, including review of the Commercialization and Medical Affairs Plans;

(d)                                 provide a forum for discussing marketing and sales activities being conducted by VIVUS (or its sublicensees) outside the Auxilium Territory;

(e)                                  review and discuss any manufacturing or supply issues that may arise;

(f)                                   coordinate the efforts of the Parties with respect to the Label Expansion Filing;

(g)                                 Establish subcommittees pursuant to Section 3.6 on an as-needed basis, oversee the activities of all subcommittees so established, and address disputes or disagreements arising in all such subcommittees; and

(h)                                 Perform such other functions as the Parties may agree in writing.

3.4                               Areas Outside the JSC’s Authority.  The JSC shall not have any authority other than that expressly set forth in Section 3.3 and, specifically, shall have no authority to (a) amend or interpret this Agreement, or (b) determine whether or not a breach of this Agreement has occurred.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.5                               JSC Decisions.

(a)                                 Consensus; Good Faith; Action Without Meeting. The JSC shall decide all matters by consensus, with each Party having one (1) collective vote.  The members of the JSC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the JSC.  Action that may be taken at a meeting of the JSC also may be taken without a meeting if a written consent setting forth the action so taken is signed by one (1) duly authorized representative of each Party.

(b)                                 Failure to Reach Consensus.  In the event that the members of the JSC cannot come to consensus within *** with respect to any matter over which the JSC has authority and responsibility as set forth in Section 3.3, the JSC shall submit the respective positions of the Parties with respect to such matter for discussion in good faith to the respective chief executive officers of VIVUS and Auxilium for resolution.  If such chief executive officers are not able to mutually agree upon the resolution to such matter within *** after submission to them, then, subject to the limitations of Section 3.4, (a) the chief executive officer of VIVUS shall have the right to decide matters relating to a regulatory issue or the Label Expansion Filing, in each case, prior to transfer of the Product Marketing Authorization to Auxilium, except that in no event can the chief executive officer of VIVUS unilaterally decide such matter in a manner that (i) creates or would reasonably be expected to create ***; (ii) *** or would reasonably be expected to *** the ***; (iii) impedes or may impede in any way the supply of Product to Auxilium, or (iv) is contrary to the terms of this Agreement or any other written agreement between the Parties; and (b) to the extent such matter relates to a Development or Commercialization issue, or relates to a regulatory issue (after transfer of the Product Marketing Authorization to Auxilium), the chief executive officer of Auxilium shall have the right to decide such matter, except that in no event can the chief executive officer of Auxilium unilaterally decide such matter in a manner that (i) creates or would reasonably be expected to create ***; (ii) *** or would reasonably be expected to *** the ***, or (iii) is contrary to the terms of this Agreement or any other written agreement between the Parties.

3.6                               Subcommittees.  The JSC shall have the right to establish one (1) or more subcommittees and to delegate certain of its powers and responsibilities thereto.  Subcommittees established by the JSC shall operate under the same rules as the JSC, except that any disputes that cannot be resolved by a subcommittee in a reasonable time period shall be submitted to the JSC for resolution in accordance with Section 3.5.

3.7                               Alliance Manager.  Each Party shall appoint one (1) employee representative who possesses a general understanding of regulatory, manufacturing, and marketing issues to act as its respective alliance manager for this relationship (“Alliance Manager”).  The Alliance Manager shall be one of the *** representatives on the JSC for each Party.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 4
DEVELOPMENT AND COMMERCIALIZATION

4.1                               Development Obligations.

(a)                                 Time of Onset Study.  VIVUS shall finalize the reports from the Time of Onset Study, at VIVUS’s sole cost and expense.  At VIVUS’s sole cost and expense, VIVUS shall prepare and file with the FDA appropriate Regulatory Materials designed to use the results of the Time of Onset Study to obtain a Time of Onset Claim for the Product in the Auxilium Territory (the “Label Expansion Filing”), and VIVUS shall use its Commercially Reasonable Efforts to obtain approval of the Lab12el Expansion Filing; provided however that in no event shall VIVUS be required to conduct any additional Development to support the Label Expansion Filing.  Auxilium shall provide VIVUS with all reasonable assistance necessary for such preparation and filing, including without limitation access to all data from the Time of Onset Study.  Data or results from the Time of Onset Study shall be owned by VIVUS and shall be licensed to Auxilium hereunder as VIVUS Know-How pursuant to Section 2.2.

(b)                                 Post-Approval Studies.  VIVUS shall be responsible for conducting any post-Regulatory Approval studies of Product that are required by the FDA in the Auxilium Territory (“FDA-Required Studies”).  The costs of conducting any FDA-Required Studies shall be borne by the Parties equally, up to a maximum aggregate payment by Auxilium of ***, and once this maximum is reached, VIVUS shall be solely responsible for the remainder of such costs.  VIVUS shall conduct such studies using Commercially Reasonable Efforts.  Any additional post-Regulatory Approval studies of Product that Auxilium determines to conduct with respect to the Product in the Field in the Auxilium Territory shall be conducted by Auxilium as its sole expense.  Auxilium shall not be under any obligation to conduct any such additional post-Regulatory Approval studies of Product.

(c)                                  Use of Data.  Each Party shall have the right, without any additional payment, to use any clinical or non-clinical data developed by or on behalf of the other Party or its Affiliates relating to the Product solely (i) to support the Regulatory Approval of Products in its territory (i.e., the Auxilium Territory for Auxilium and the VIVUS Territory for VIVUS) and (iii) for Promotional, marketing, and medical education purposes in support of the Commercialization of the Product in its territory.  The rights set forth in this section may be sublicensed by each Party to any Third Party collaborator or licensee in such Party’s territory (or a portion thereof) who also holds Development or Commercialization rights to the Product in the Party’s respective Territory.

(d)                                 Other Development.  As between the Parties, except for the responsibilities assigned to VIVUS pursuant to Section 4.1(a), Auxilium shall have the sole right to conduct any further Development work (including clinical trials) on the Product in the Field in the Auxilium Territory, at its sole discretion.  Auxilium shall be responsible for all of its costs in connection with any further Development activities that it conducts, unless otherwise mutually agreed in writing by the Parties.

4.2                               Commercialization — General.  Subject to the terms of this Agreement, Auxilium shall have sole responsibility and decision-making authority for Commercialization activities for the Auxilium Territory.  Auxilium shall be solely responsible for all costs and expenses associated with such Commercialization activities.  The Commercialization activities shall comply in all material respects with Applicable Law.  Notwithstanding the foregoing,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Auxilium acknowledges and agrees that, under the MTPC Agreement, MTPC retains certain co-promotion rights in the Auxilium Territory with respect to the Product outside the field of male erectile dysfunction.  Each of Auxilium and VIVUS agree to cooperate in good faith should a co-promotion agreement need to be negotiated with MTPC.

4.3                               Commercialization Plan.

(a)                                 Without limiting the generality of Auxilium’s sole responsibility and decision-making authority for Commercializing the Product in the Field in the Auxilium Territory as set forth in Section 4.2, Auxilium will use its Commercially Reasonable Efforts to carry out the Commercialization of the Product in accordance with a written Commercialization Plan, as such may be amended or revised by Auxilium from time to time, that describes the anticipated Commercialization activities to be performed with respect to Product in the Auxilium Territory by Auxilium or on its behalf by permitted Third Parties (the “Commercialization Plan”).  Each Commercialization Plan shall address, in reasonable detail, to the extent applicable, call plans for Detailing of Product, Sales Force training, Product sampling strategies and quantities, Product positioning and scientific communication strategy, and DTC and non-DTC advertising.

(b)                                 Attached hereto as Exhibit A is a Commercialization Plan covering activities to be conducted in preparation of Product Launch in the Auxilium Territory and during the first full calendar year following the Product Launch.

(c)                                  Auxilium shall thereafter update the Commercialization Plan (together with the Medical Affairs Plan described in Section 4.7) on an annual basis as follows:  Auxilium shall provide the JSC with preliminary drafts of the Commercialization Plan and Medical Affairs Plan no later than *** of each year for the JSC’s review and comment and Auxilium shall provide the JSC with the final Commercialization Plan and Medical Affairs Plan no later than *** of the year immediately following such year.  In preparing the updated versions of the Commercialization Plan and Medical Affairs Plan, Auxilium shall analyze the effectiveness of the elements of the prior year Commercialization Plan and Medical Affairs Plan and shall use updated sales forecasts to develop the new Commercialization Plan.  Auxilium agrees to give due consideration to the input provided by the JSC but Auxilium at all times will retain responsibility and decision-making authority for the Commercialization of the Product in the Field in the Auxilium Territory.  Auxilium may, at its election, update the Commercialization Plan and Medical Affairs Plan between annual updates by following this same procedure.

(d)                                 Each Party shall use Commercially Reasonable Efforts in performing its obligations under this Section 4.3 concerning (as applicable) the Commercialization Plan and Medical Affairs Plan.

(e)                                  In the event of any inconsistency between, on the one hand, the Commercialization Plan or Medical Affairs Plan and, on the other hand, this Agreement, the terms of this Agreement shall prevail.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.4                               Commercialization by Auxilium.  Auxilium, itself or through its Affiliates or sublicensees, shall use Commercially Reasonable Efforts to Commercialize the Product in the Field in the Auxilium Territory.  Without limiting the generality of the foregoing, Auxilium shall commence a Product Launch in the United States no later than ***.  Notwithstanding the foregoing or any other provision of this Agreement, in the event that Auxilium, due solely to reasons outside of its reasonable control, is unable to commence a Product Launch in the United States no later than ***, due to VIVUS, or any supplier or subcontractor of VIVUS, failing to ship to Auxilium Product for sale reasonably in advance of such date, and ***, then, in addition to any other rights or remedies of Auxilium under this Agreement, Auxilium shall have the right to terminate this Agreement and promptly receive a return of the license fee paid by Auxilium under Section 7.1.  If VIVUS has complied with the terms of the above and in the event Auxilium fails to commence a Product Launch in the United States by *** and as a result of the failure to launch, ***, VIVUS shall, in addition to any other rights or remedies of VIVUS under this Agreement, have the right to retain the license fee paid by Auxilium under Section 7.1, and VIVUS shall have no liability to Auxilium as a result of ***.

4.5                               Sales Force.

(a)                                 General.  Auxilium shall at all times during the Term maintain a Sales Force containing a reasonable number of sales representatives in order to meet Auxilium’s obligations under Section 4.4 with respect to the United States.  The Sales Force may consist of employees of Auxilium or a contract sales force (or a combination thereof); provided that Auxilium shall remain responsible for the management, supervision, and performance of such contract sales force.

(b)                                 Qualifications.  Unless otherwise agreed by the Parties, Auxilium shall subject the members of its Sales Force to substantially the same minimum qualifications that it applies to its sales forces for its other products in the Auxilium Territory.

(c)                                  Compensation.  Auxilium shall be solely responsible for all costs and expenses of recruiting, hiring, maintaining and compensating its Sales Force, including salaries, benefits and incentive compensation.

4.6                               Promotional Materials.

(a)                                 Auxilium shall be responsible, at its expense, for preparing and producing the then current Promotional Materials.  Up to two times per year Auxilium shall make its core Promotional Materials available to the JSC for its review.  The Promotional Materials used by Auxilium or its Affiliates or sublicensees in a particular market in the Auxilium Territory shall be consistent with the Regulatory Approval in the Auxilium Territory and shall in any event comply in all material respects with Applicable Law.  Auxilium shall use and distribute the Promotional Materials in accordance with the terms of this Agreement.  To the extent that VIVUS disagrees with Promotional message or tactics proposed by Auxilium for Product in the Auxilium Territory, it may raise such issues with the JSC for discussion.  Auxilium shall be solely responsible for timely submitting, as applicable, any Promotional Materials to the FDA’s

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Office of Prescription Drug Promotion (“OPDP”), or to any equivalent Regulatory Authority elsewhere in the Auxilium Territory (including to any applicable state governmental authorities therein).  Promptly following the Effective Date, VIVUS will take such actions necessary to confirm with OPDP that Auxilium is responsible for such submissions on behalf of VIVUS.

(b)                                 Auxilium shall not use or distribute in connection with Promotion of the Product any materials bearing VIVUS’s name or trademarks without VIVUS’s prior written approval. Notwithstanding the foregoing, Auxilium shall be permitted to use the VIVUS Trademarks in accordance with the license granted in Section 2.1(b).

(c)                                  All Promotional Materials shall include MTPC’s name in a form that references MTPC as the licensor, to the extent permitted by Applicable Law and is customary for such materials in the Auxilium Territory.  Auxilium shall directly provide MTPC with copies of all Promotional Materials as soon as reasonably practicable after such Promotional Materials are first used.

4.7                               Medical Affairs Activities.  Without limiting the generality of Auxilium’s sole responsibility and decision-making authority for Commercializing the Product in the Field in the Auxilium Territory as set forth in Section 4.2, Auxilium will use its Commercially Reasonable Efforts to carry out medical affairs activities for the Product in accordance with a written Medical Affairs Plan, as such may be amended or revised by Auxilium from time to time, that describes the anticipated medical affairs activities to be performed with respect to Product in the Auxilium Territory by Auxilium or on its behalf by permitted Third Parties (the “Medical Affairs Plan”).  Each Medical Affairs Plan shall address, in reasonable detail and to the extent applicable, grants to support continuing medical education, medical information services, the support of investigator-initiated trials, and phase IV clinical trials (in each case, with respect to Product in the Field in the Auxilium Territory).  Attached hereto as Exhibit A is a Medical Affairs Plan covering those medical affairs activities anticipated to be conducted in preparation of Product Launch in the Auxilium Territory and during the first full calendar year following the Product Launch.

4.8                               Compliance. In performing its duties hereunder, Auxilium shall, and shall use its Commercially Reasonable Efforts to cause its Sales Force to, comply with all Applicable Laws in all material respects, including all laws and regulations and other guidelines concerning the sale, promotion, and advertising of prescription drug products that are applicable to the Auxilium Territory, such as the AMA’s Guidelines on Gifts to Physicians, the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, and the standards promulgated by the Accreditation Council for Continuing Medical Education, each as amended from time to time.  Further, Auxilium shall use its Commercially Reasonable Efforts to cause its Sales Force to comply with all Auxilium compliance policies as in effect from time to time while selling or marketing the Product.

4.9                               Re-Sale Price.  Auxilium shall have the sole discretion and authority to determine the price(s) (including discounts) at which it sells Products in the Auxilium Territory, subject to Auxilium’s compliance with Applicable Law.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.10                        Commercialization Reports.  Auxilium shall keep the JSC (or VIVUS in the absence of a JSC) reasonably informed regarding the material progress and results of Auxilium’s Commercialization activities and those of its Affiliates and sublicensees, including providing the following:

(a)                                 On a quarterly basis during the Term, Auxilium shall provide VIVUS with an email report of gross sales and Net Sales of the Products in the Auxilium Territory during said period and on a calendar year-to-date basis.  Any such report shall be in a reasonable format, as determined by Auxilium in its discretion.  Each such report shall be deemed to constitute Confidential Information of Auxilium for purposes of this Agreement.

4.11                        Cross-Territory Sales.  Neither Party shall Commercialize or authorize the Commercialization of any Product in the other Party’s Territory.  Except as authorized under Sections 2.1 and 2.2, neither Party shall, itself or through other Persons, directly solicit, advertise, sell, distribute, ship, consign, or otherwise transfer any Product outside such Party’s Territory.  Each Party shall use Commercially Reasonable Efforts to ensure that Products sold in its Territory are not used outside such Territory.  Without limiting the generality of the foregoing, neither Party shall sell any Product to a purchaser if such Party knows, or has reason to believe, that such purchaser intends to remove such Product from such Party’s Territory or otherwise intends to facilitate the use of such Product outside such Party’s Territory.  Each Party shall use Commercially Reasonable Efforts to ensure that its Affiliates, sublicensees, distributors, and wholesalers comply with all of the foregoing obligations.

ARTICLE 5
REGULATORY

5.1                               Transfer of Marketing Authorization.

(a)                                 Transfer.  VIVUS shall, as soon as practicable following the later of (i) *** that *** is approved, and (ii) the approval of *** as a *** by ***, notify the FDA of the transfer to Auxilium of NDA #202276 (the “Product Marketing Authorization”), and shall promptly provide a correct and complete copy of such notice of transfer to Auxilium.  Promptly following the Effective Date, VIVUS shall provide Auxilium with a complete copy of NDA #202276 and all related correspondence with the FDA.  VIVUS shall use Commercially Reasonable Efforts to complete any and all other regulatory requirements necessary for such transfer in accordance with Applicable Laws.  Auxilium shall assist and cooperate with VIVUS in connection with such transfer.  Auxilium shall be responsible for out of pocket costs and expenses incurred by either Auxilium or VIVUS or their Affiliates in connection with the transfer of the Product Marketing Authorization.  Such payments shall be based on written invoices submitted to Auxilium by VIVUS from time to time.  For clarity, only the Product Marketing Authorization will be transferred to Auxilium, and no patents, patent applications, or other intellectual property of VIVUS shall be transferred.

(b)                                 Post-Transfer Responsibilities.  Following completion of the transfer of the Product Marketing Authorization to Auxilium, the obligation set forth in this Section 5.1(b)

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall apply.  Auxilium shall use its Commercially Reasonable Efforts to comply with all requirements imposed on Auxilium as the holder of the Product Marketing Authorization by Applicable Law and for maintaining the on-going validity of the Product Marketing Authorization.  Auxilium shall not take any actions, other than to the extent required by Applicable Law, that would reasonably be expected to cause the Product Marketing Authorization to be withdrawn by the FDA.  Auxilium shall be responsible for collecting and maintaining any safety-related information required by Applicable Law in the Auxilium Territory and will coordinate with VIVUS (or at VIVUS’s request, with VIVUS’s licensees of the Product in the VIVUS Territory) to provide any portion of such information that is necessary or useful to support safety documentation/reporting in the VIVUS Territory.

(c)                                  Restriction on Further Transfer.  Auxilium shall in no circumstances transfer, or permit any Affiliates to transfer, the Product Marketing Authorization to any Third Party without the prior written consent of VIVUS; provided that the foregoing shall not limit or otherwise restrict in any way a change in control of Auxilium.  Auxilium acknowledges that a breach of this Section 5.1(c) by Auxilium would constitute a material breach of this Agreement.

(d)                                 VIVUS Retained Rights.  Notwithstanding the transfer of the Product Marketing Authorization by VIVUS to Auxilium as provided in Section 5.1, VIVUS shall, in all circumstances, retain the following rights after such transfer: (i) VIVUS shall exercise control over the selection of the manufacturer of the Product for sale in the Auxilium Territory unless and until the Supply Chain Transfer occurs pursuant to Section 6.2; and (ii) VIVUS shall remain the owner of all data filed with Regulatory Authorities in connection with the Product Marketing Authorization and the Label Expansion Filing and shall retain the right, with prior written notice to Auxilium, to grant access to this data to Third Parties who are collaborating with or otherwise assisting VIVUS in connection with the Development or Commercialization of the Product for use in the Field outside the Auxilium Territory, or manufacturing of the Product and/or the development, commercialization, or manufacturing of any other VIVUS product; and (iii) VIVUS shall, in accordance with Section 5.2(c), retain final decision-making right with respect to the content of any communications with Regulatory Authorities in the Auxilium Territory in connection with the qualification of Product manufacturers unless and until a Supply Chain Transfer occurs pursuant to Section 6.2.

5.2                               Regulatory Materials and Regulatory Approvals.

(a)                                 Product Marketing Authorization.  Upon transfer of the Product Marketing Authorization to Auxilium in accordance with Section 5.1, (i) Auxilium shall be the legal and beneficial owner of the Product Marketing Authorization and any other Regulatory Approval granted by the FDA or other Regulatory Authority in the Auxilium Territory with respect to the Product, and (ii) Auxilium shall be solely responsible for all communications and other dealings with the FDA and any other Regulatory Authorities in the Auxilium Territory relating to the Product or the Product Marketing Authorization, subject to Section 5.1(d).

(b)                                 Costs.  Except as otherwise provided in this Agreement, each Party shall bear its own costs in connection with its performance of regulatory activities hereunder.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Notwithstanding the foregoing, VIVUS shall be responsible for any fees payable to the FDA or any other Regulatory Authority in the Auxilium Territory with respect to the Product prior to the transfer of the Product Marketing Authorization to Auxilium, and Auxilium shall be responsible for any fees payable to the FDA or any other Regulatory Authority in the Auxilium Territory with respect to the Product after the transfer of the Product Marketing Authorization to Auxilium.  With respect to any fees paid by VIVUS prior to the transfer of the Product Marketing Authorization to Auxilium as prepayments to the FDA or any other Regulatory Authority in the Auxilium Territory with respect to the Product, Auxilium shall reimburse VIVUS for the pro rata portion of such fees that are allocable to the Term of this Agreement.

(c)                                  Notifications; Communications with Regulatory Authorities.  During the Term, each Party shall keep the other reasonably and regularly informed of such Party’s submission to Regulatory Authorities of all material Regulatory Materials, meetings with Regulatory Authorities, and receipt of, or any material changes to existing, Regulatory Approvals, in each case for the Product in the Auxilium Territory, pursuant to procedures to be developed by the JSC.  Prior to completion of the transfer of the Product Marketing Authorization to Auxilium in accordance with Section 5.1, VIVUS and Auxilium shall jointly make decisions with respect to the content of any communications that VIVUS makes to Regulatory Authorities regarding the Product.  Following completion of transfer of the Product Marketing Authorization to Auxilium in accordance with Section 5.1, Auxilium shall have the right to make any final decisions with respect to the content of any communications that it makes to Regulatory Authorities regarding the Product; provided, however, that (i) any commitments to a Regulatory Authority in the Auxilium Territory that would reasonably be expected to have a material impact on the Commercialization of the Product in the VIVUS Territory shall require VIVUS’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.3                               Other Regulatory Obligations.

(a)                                 Auxilium shall comply with all pharmacovigilance obligations imposed by Applicable Law in relation to the Product.  Each Party shall keep the other informed in a timely manner of any Information that such Party receives (directly or indirectly) that (i) raises any material concerns regarding the safety or efficacy of the Product; (ii) reasonably indicates or suggests a potential material liability of either Party to Third Parties in connection with the Product; (iii) is reasonably likely to lead to a recall or market withdrawal of the Product in any jurisdiction; or (iv) relates to the Product and is reasonably likely to have a material impact on a Regulatory Approval, Pricing Approval, or the Commercialization of the Product in the Field in the Auxilium Territory.

(b)                                 Each Party shall fully cooperate with and assist the other Party in complying with any regulatory obligations with respect to the Product in the Auxilium Territory.

(c)                                  Prior to the completion of the transfer of the Product Marketing Authorization to Auxilium, Auxilium shall not communicate with any Regulatory Authority in the Auxilium Territory regarding any Product unless explicitly requested or permitted in writing

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to do so by VIVUS.  Following the completion of transfer of the Product Marketing Authorization to Auxilium, (i) Auxilium’s communications with Regulatory Authorities in the Auxilium Territory regarding the Product shall comply with Section 5.2(c) and Section 5.3(a), and (ii) except to the extent required by Applicable Law, VIVUS shall not communicate with any Regulatory Authority in the Auxilium Territory regarding any Product unless explicitly requested or permitted in writing to do so by Auxilium.  Except to the extent required by Applicable Law, in no event shall Auxilium communicate with any Regulatory Authority in the VIVUS Territory regarding any Product unless explicitly requested or permitted in writing to do so by VIVUS.

5.4                               Intentionally Omitted.

5.5                               Rights of Reference.  VIVUS hereby grants to Auxilium an exclusive right of reference to all Regulatory Materials and Regulatory Approvals owned or Controlled by VIVUS solely for the purpose of obtaining or maintaining, during the Term, the Product Marketing Authorization, in each case subject to Section 4.1(a).  Auxilium hereby grants to VIVUS an exclusive right of reference to all Regulatory Materials, Regulatory Approvals, and Pricing Approvals owned or Controlled by Auxilium solely for the purpose of obtaining or maintaining Regulatory Approval for Product in the VIVUS Territory during the Term.

5.6                               Regulatory Actions.

(a)                                 Notice of Non-Compliance.  Each Party shall promptly disclose to the other Party any information that it receives pertaining to notices from Regulatory Authorities of non-compliance with Applicable Laws that might reasonably be expected to have an impact on the Commercialization of the Product in the Territory, including any notices relating to the manufacture of the Product.

(b)                                 Inspection or Audit.  If a Regulatory Authority desires to conduct an inspection or audit of either Party’s facility or a facility under contract with either Party with regard to the Product, such Party shall cooperate and cause the contract facility to cooperate with such Regulatory Authority during such inspection or audit.  Each Party shall use its Commercially Reasonable Efforts to segregate, and not disclose, any Confidential Information of the other Party or other materials, correspondence and documents that are not required to be disclosed during an audit or inspection by a Regulatory Authority.  To the extent that either Party receives the inspection or audit observations of such Regulatory Authority, such Party shall promptly provide the other Party with a copy of the inspection or audit observations of such Regulatory Authority.  The Party holding the Product Marketing Authorization shall prepare the response to any such observations, but the submission of the response to the applicable Regulatory Authority shall be subject to the other Party’s review, and the Party holding the Product Marketing Authorization shall give due consideration to such other Party’s comments.  Each Party shall implement at its own cost the actions to correct any material deficiencies with such Party’s facility or facility under contract found by the Regulatory Authority during the audit or inspection, in accordance with the requirements of the Regulatory Authority and Applicable Law.  In the case of any audit or inspection of a Party’s facility or a facility under contract with

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

such Party where such audit or inspection is not related to the Product, such Party shall promptly notify the other Party of any findings of such an audit or inspection that may have an effect on the other Party’s ability to assume its obligation and responsibilities imposed by this Agreement or the Commercialization of the Product in the Auxilium Territory.

(c)                                  Product Withdrawals and Recalls.  The Parties shall exchange their internal standard operating procedures (“SOPs”) for conducting product recalls reasonably in advance of Product Launch, and shall discuss and resolve any conflicts between such SOPs and issues relating thereto promptly after such exchange.  In the event of any disagreement as to how to resolve any such conflicts with respect to the Product, VIVUS’s SOP shall control unless and until VIVUS transfers ownership of the Product Marketing Authorization to Auxilium, and Auxilium’s SOP shall control thereafter.  If either Party becomes aware of information relating to the Product that indicates that a unit or batch of such Product may not conform to the specifications therefor, or that potential adulteration, misbranding, and/or other issues have arisen that relate to the safety or efficacy of Products, it shall promptly so notify the other Party.  To the extent practicable, the Parties shall discuss the circumstances of any potential product recall, field correction, or withdrawal of any Product and possible appropriate courses of action.  If Auxilium decides to initiate a recall, field correction, or withdrawal of Product in the Auxilium Territory, Auxilium shall have the right and responsibility, at its expense but without limiting any claims Auxilium may have against VIVUS or any other Person, to control such recall, field correction, or withdrawal in a manner consistent with its internal SOPs (as revised pursuant to the first sentence of this Section 5.6(c), if applicable); provided, however, Auxilium shall consider in good faith the views of VIVUS as to whether a recall, field correction, or withdrawal is necessary or appropriate.  For clarity, as between the Parties, VIVUS shall have the right, at its expense, to control all recalls, field corrections, and withdrawals of any Product in the VIVUS Territory.  Each Party shall maintain complete and accurate records of any recall, field correction, or withdrawal in its territory for such periods as may be required by Applicable Laws, but in no event for less than ***.  For purposes of clarity, for Product supplied by VIVUS under the Commercial Supply Agreement, the Parties’ respective responsibilities for the costs of any Product recall, field correction, or withdrawal of such Product shall be as set forth in the Commercial Supply Agreement.

5.7                               PV Agreement.  Not later than *** after the Effective Date, the Parties shall use commercially reasonable efforts to enter into a separate pharmacovigilance agreement (the “PV Agreement”) containing the specific terms, conditions and obligations of the Parties with respect to the collection, reporting and monitoring of all adverse drug reactions, adverse events, medical inquires with safety concerns, and other relevant drug safety matters with respect to Products during the Term.

ARTICLE 6
MANUFACTURING

6.1                               Commercial Supply Agreement.  Concurrent with the execution of this Agreement, the Parties have executed the manufacturing and supply agreement (the “Commercial Supply Agreement”) attached hereto as Exhibit B, under which VIVUS has

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agreed to supply, itself or through *** Third Party manufacturers, bulk tablets of Product to Auxilium, its Affiliates, and/or its sublicensees for Commercialization in the Field in the Auxilium Territory.  Not later than *** after the Effective Date, the Parties shall use commercially reasonable efforts to enter into a separate quality agreement governing the agreed-upon specifications and other technical aspects of supply of such Product for Commercialization in the Field in the Auxilium Territory (the “Quality Agreement”).  For the avoidance of doubt, none of VIVUS’s agreements with Third Party manufacturers and suppliers for the Product shall be assigned to Auxilium on the Effective Date.

6.2                               Transition of Supply Chain.  At a time selected by Auxilium, but in any event no later than the third (3rd) anniversary of the Effective Date, Auxilium may elect to have VIVUS transfer control of the supply chain for the Product to Auxilium or its designee for the supply of Product for the Auxilium Territory by assigning to Auxilium VIVUS’s agreement(s) with the contract manufacturer(s) in such supply chain (the “Supply Chain Transfer”).  As promptly as practicable following written notice from Auxilium that it will exercise its right to a Supply Chain Transfer, the Parties shall discuss and agree on a written plan for the Supply Chain Transfer (the “Supply Chain Transfer Plan”).  Following agreement on such Supply Chain Transfer Plan, the Parties shall each use Commercially Reasonable Efforts to carry out their respective obligations thereunder in a timely fashion; provided, however, the Supply Chain Transfer shall only occur if and when Auxilium makes the applicable election.  Following the Supply Chain Transfer, Auxilium shall pay the Third Party manufacturer of Product directly for such supply.

ARTICLE 7
FINANCIALS

7.1                               License Fee.  No later than *** after the Effective Date, Auxilium shall pay to VIVUS a one-time, non-refundable, non-creditable license fee of thirty million dollars ($30,000,000) by wire transfer of immediately available funds into an account designated in writing by VIVUS.

7.2                               Milestone Payments.  Auxilium shall make each of the milestone payments indicated below to VIVUS upon the achievement of the corresponding milestone event, and in each case as adjusted pursuant to Section 7.4:

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Milestone Event	Payment
Approval by FDA of a Time of Onset Claim for the Product in the Auxilium Territory	$15 Million
Aggregate Net Sales of Product in any calendar year in the Auxilium Territory first reach $***	$***
Aggregate Net Sales of Product in any calendar year in the Auxilium Territory first reach $***	$***
Aggregate Net Sales of Product in any calendar year in the Auxilium Territory first reach $***	$***
Aggregate Net Sales of Product in any calendar year in the Auxilium Territory first reach $***	$***
Aggregate Net Sales of Product in any calendar year in the Auxilium Territory first reach $***	$***
Aggregate Net Sales of Product in any calendar year in the Auxilium Territory first reach $***	$***
Aggregate Net Sales of Product in any calendar year in the Auxilium Territory first reach $***	$***

Each milestone payment in this Section 7.2 shall be paid only once.  The maximum total amount of payment to VIVUS pursuant to this Section 7.2 shall be two hundred seventy million dollars ($270,000,000).  For the Time of Onset Claim milestone payment above, Auxilium shall pay VIVUS the applicable milestone payment within *** after the achievement of the corresponding milestone event.  For the other milestone payments, Auxilium shall notify and pay to VIVUS the applicable milestone payment together with the delivery of the quarterly report pursuant to Section 7.5 for the calendar quarter in which the applicable event was achieved.  For clarity, in the event that more than one (1) of the aggregate Net Sales thresholds is achieved in a calendar year, Auxilium shall owe each of the corresponding payments.  Each milestone payment hereunder shall be made by wire transfer of immediately available funds into an account designated in writing by VIVUS.  Each such milestone payment is non-refundable and non-creditable against any other payments due hereunder.

7.3                               Royalty Payments to VIVUS.

(a)                                 Royalty Payments to VIVUS.  During the Royalty Term, on a calendar quarter basis, Auxilium shall pay to VIVUS royalties calculated as a percentage of Net Sales of Products in the Auxilium Territory as follows (“Royalty Payments”):

Aggregate Net Sales of Products in a calendar year in the Auxilium Territory	Royalty Rate
Portion of Net Sales less than or equal to US$***	***	%
Portion of Net Sales greater than US$*** and less than or equal to US$***	***	%
Portion of Net Sales greater than US$***	***	%

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

For purposes of illustration only, if Net Sales in the Auxilium Territory for each of the four calendar quarters in 2014 was $***, the royalties due to VIVUS hereunder would be as follows:  ***.

(b)                                 Duration.  Royalty payments shall be payable under this Section 7.3 during the period commencing with the Effective Date and continuing on a country-by-country basis until the later of: (i) ten (10) years after the Product Launch in such country, or (ii) expiration of the last to expire Patents within the VIVUS Patents covering the Product in such country (the “Royalty Term”).

7.4                               Royalties under MTPC Agreement.  In addition to the royalties owed to VIVUS pursuant to Section 7.3, Auxilium shall be responsible for paying the amounts and payments set forth on Exhibit C owed by VIVUS to MTPC under the MTPC Agreement on account of Net Sales of Auxilium or its Affiliates or sublicensees, including the royalties on net sales owed to MTPC during the MTPC Royalty Period, trademark royalties owed to MTPC after the end of the MTPC Royalty Period, and Auxilium’s pro-rata share of the sales milestone, all of which are set forth in Exhibit C (the “MTPC Payments”).  For the avoidance of doubt, the Parties acknowledge that such payments to VIVUS are intended to match payments owed by VIVUS to MTPC under the MTPC Agreement, that the definition of “net sales” under the MTPC Agreement is different than the definition of Net Sales hereunder, and that, as a result, Auxilium’s payment obligations under this Section 7.4 and Exhibit C that are based on net sales shall be determined using the definition of MTPC Agreement Net Sales contained in the MTPC Agreement.

7.5                               Royalty Payments and Reports.  Within *** after the end of each calendar quarter, Auxilium shall provide VIVUS with a statement of (a) the amount of gross sales of Products during the applicable calendar quarter, (b) an itemized calculation of Net Sales showing Net Sales Deductions during such calendar quarter, and (c) the calculation of the amount of royalty payment due on such sales for such calendar quarter pursuant to Section 7.3, any Net Sales milestone payment due pursuant to Section 7.2, and any payment due pursuant to Section 7.4.  In addition, within *** after the end of each calendar month, Auxilium shall provide VIVUS with its best estimate of the items in subsections (a) and (b) above for such month.  Together with each quarterly statement provided pursuant to this Section 7.5, Auxilium shall provide VIVUS with any payments due.  All amounts payable to VIVUS under this Section 7.5 shall be paid by wire transfer of immediately available funds into an account designated in writing by VIVUS.

7.6                               Taxes.  All payments made under this Agreement shall be made free and clear of withholding for Taxes (“Withholding Taxes”) unless such withholding is otherwise required under Applicable Law.  To the extent such withholding is required under Applicable Law, Auxilium shall pay such Taxes to the applicable taxing authority and shall be permitted to deduct such Taxes from applicable payments under this Agreement.  Auxilium will timely provide VIVUS with reasonable documentation evidencing the payment of any such Taxes to the applicable taxing authority and shall comply with any tax reporting obligations that are required under Applicable Law so as to enable VIVUS to obtain a credit of any such Tax.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Notwithstanding the foregoing, to the extent that a deduction or withholding of Taxes hereunder arises as a result of any action taken by Auxilium after the Effective Date that has at the time of such action the effect of modifying the Tax treatment of, or increasing the Taxes applicable to, payments hereunder, in each case relative to the Tax treatment existing as of the Effective Date (a “Auxilium Withholding Tax Action”), including without limitation an assignment of this Agreement by Auxilium or any failure on the part of Auxilium to comply with Applicable Law, then, and only to the extent VIVUS is not eligible to obtain a credit of any such withholding taxes,  (a) the payment by Auxilium shall be increased by the amount necessary (the “Additional Tax”) to ensure that VIVUS receives an amount equal to the amount that it would have received had no such Auxilium Withholding Tax Action occurred, and (b) obligations set forth above with respect to making payments to the applicable taxing authority and reporting such payments to VIVUS shall apply with respect to such Additional Tax; provided that, to the extent any Additional Tax is attributable in whole or in part to any action taken by VIVUS after the Effective Date, the payment increase in subsection (a) shall be proportionately reduced to reflect the relative responsibilities of the Parties for causing the deduction or withholding of Taxes.  Solely for purposes of this Section 7.8, “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by the applicable government or other taxing authority.

7.7                               Late Payments.  In the event any payment due hereunder is not made when due, the payment shall accrue interest (beginning on the date such payment is due) calculated at the rate of *** percent (***%) per month or the maximum rate allowable by Applicable Law, whichever is less Such payment when made shall be accompanied by all interest so accrued.

7.8                               Records; Audits.  Auxilium shall maintain complete and accurate books and records in accordance with GAAP in sufficient detail to permit VIVUS to confirm the accuracy of milestone payments, royalty payments, and any other compensation payable under this Agreement, for a period of *** from the creation of individual records or any longer period required by Applicable Law.  At VIVUS’s request, such records shall be available for review at a location in the Auxilium Territory determined by Auxilium not more than once each calendar year covering the two immediately preceding calendar years (during normal business hours on a mutually agreed date with reasonable advance notice) by an independent Third Party auditor selected by VIVUS and approved by Auxilium (such approval not to be unreasonably withheld, conditioned, or delayed) and subject to confidentiality and non-use obligations no less stringent than those set forth in Article 11 for the sole purpose of verifying for VIVUS the accuracy of the financial reports furnished by Auxilium pursuant to this Agreement or of any payments made by Auxilium to VIVUS pursuant to this Agreement.  Any such auditor shall not disclose Auxilium’s Confidential Information to VIVUS, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Auxilium or the amount of payments due by Auxilium under this Agreement.  Any undisputed amounts finally determined to be owed but unpaid shall be paid within *** from the accountant’s report, plus interest (as set forth in Section 7.7) from the original due date.  Any amounts finally determined to have been overpaid may be credited by Auxilium against future payments to VIVUS hereunder.  Auxilium may carry forward any unused credits to future calendar quarters; provided, that in the event there are

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

unused credit amounts upon the termination of this Agreement or expiration of the Royalty Term, VIVUS shall promptly pay to Auxilium such amounts.  VIVUS shall bear the full cost of such audit unless such audit reveals an underpayment or under-reporting error of *** percent (***%) or more during the applicable audit period, in which case Auxilium shall bear the full cost of such audit.

7.9                               Currency.  All amounts specified or payable in this Agreement shall be in United States dollars.

7.10                        Royalty Reduction.

(a)                                 In the event the manufacture or Commercialization of the Product in the Auxilium Territory would necessarily infringe the issued patents of any Third Party absent a license thereunder (but excluding any infringement to the extent resulting from changes to the Product made by Auxilium or its Affiliates or sublicensees) and Auxilium must obtain a royalty-bearing license under such patents, then Auxilium may deduct from the Royalty Payments due to VIVUS pursuant to Section 7.3 with respect to a particular Product in a particular country in the Auxilium Territory, an amount equal to *** percent (***%) of the royalties actually paid to any such Third Party with respect to such Product in such country as consideration for any such license.

(b)                                 In the event that, at any time during the Royalty Term, a Generic Product is sold in a country of the Auxilium Territory and Auxilium’s Net Sales of the Product in such country during any quarter following such sales of Generic Product is reduced (a “Net Sales Reduction”) by at least *** percent (***%) from the Net Sales of the Product in such country in ***, then the Royalty Payments with respect to any Net Sales of Product in such country shall be reduced by *** percent (***%).  In the event that the Net Sales Reduction equals or exceeds *** percent (***%) from the Net Sales of the Product in such country in ***, then the Royalty Payments shall be reduced by *** (***%).  For clarity, regardless of any Net Sales Reduction, the MTPC Payments will remain unchanged, and Auxilium shall continue to be required to make any required MTPC Payments with respect to Net Sales.

(c)                                  In the event that all of the claims of the VIVUS Patents within any country of the Auxilium Territory expire or are invalidated prior to the end of the applicable Royalty Term, then, to the extent that none of the reductions set forth in Section 7.10(b) apply, thereafter until the end of the Term the Royalty Payments owed with respect to any Net Sales of Product in such country shall be reduced by *** percent (***%).  For the avoidance of doubt, if any of the reductions set forth in Section 7.10(b) apply to a particular Product in a particular country, this Section 7.10(c) shall not cause any further reductions in payments owed by Auxilium hereunder with respect to such Product in such country.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 8
INTELLECTUAL PROPERTY

8.1                               Ownership of Inventions.  Each Party shall own all inventions and Information made solely by its respective employees, agents, and independent contractors and its Affiliates in the course of conducting such Party’s activities under this Agreement (collectively, “Sole Inventions”), along with any Patents covering such Sole Inventions.  All inventions and Information that are made jointly by employees, Affiliates, agents, or independent contractors of both Parties in the course of performing activities under this Agreement (collectively, “Joint Inventions”), along with any Joint Patents, shall be owned jointly by the Parties.  Subject to the licenses granted pursuant to Section 2.1 or 2.3, each Party shall have the right to practice, license and exploit the Joint Inventions and Joint Patents worldwide, without consent of the other Party (and where consent is required by Applicable Law, such consent is hereby deemed granted) and without a duty of accounting to the other Party.  For the avoidance of doubt and for purposes of this Agreement, to the extent that any Joint Inventions relate to any Product, such Joint Inventions shall be deemed to constitute VIVUS Know-How and Auxilium Know-How, and to the extent that any Joint Patents relate to any Product, such Joint Patents shall be deemed to constitute VIVUS Patents and Auxilium Patents.

8.2                               Disclosure of Inventions.  Each Party shall promptly disclose to the other all Sole Inventions or Joint Inventions relating to any Product or its composition, formulation, manufacture, or use, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Sole Inventions or Joint Inventions.  Such Party shall also respond promptly to reasonable requests from the other Party for more Information relating to such inventions.

8.3                               Prosecution of Patents.

(a)                                 VIVUS Patents.  Auxilium acknowledges that, under the terms of the MTPC Agreement, MTPC has the sole right to prosecute and maintain the VIVUS Patents.

(b)                                 Joint Patents.  With respect to any potentially patentable Joint Invention, the Parties shall meet and agree upon which Party, if any, shall prepare, file, prosecute (including any interferences, reissue proceedings and reexaminations) and maintain patent applications covering such Joint Invention (any such patent application and any patents issuing therefrom a “Joint Patent”) in any jurisdictions throughout the world, as well as the manner in which patent expense for such Joint Patent will be shared by the Parties.  The Party that prosecutes a patent application in the Joint Patents (the “Prosecuting Party”) shall provide the other Party reasonable opportunity to review and comment on such prosecution efforts regarding the applicable Joint Patents in the particular jurisdictions, and such other Party shall provide the Prosecuting Party reasonable assistance in such efforts.  The Prosecuting Party shall provide the other Party with a copy of all material communications from any patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by such Party, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses.  In particular, each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority.  Either Party may determine that it is no longer interested in supporting the continued

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

prosecution or maintenance of a particular Joint Patent in a country or jurisdiction, in which case the disclaiming Party shall provide the other Party with written notice of such determination at least *** before any deadline for taking action to avoid abandonment and shall provide the other Party with the opportunity to have the disclaiming Party’s interest in such Joint Patent in such country or jurisdiction assigned to the other Party, at no cost to the other Party.

(c)                                  Cooperation in Prosecution.  Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution efforts provided above in this Section 8.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

8.4                               Enforcement of Patents.

(a)                                 Notification.  If a Party becomes aware of any infringement, threatened infringement, or alleged infringement of the VIVUS Patents or Joint Patents on account of a Third Party’s manufacture, use or sale of a product that includes the Compound as the sole active ingredient in the Field in the Auxilium Territory (in each case, a “Product Infringement”), then such Party shall promptly notify the other Party in writing of such Product Infringement, including any evidence in such Party’s possession demonstrating such Product Infringement.  Any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) (or similar provisions in other jurisdictions) that asserts that infringement of a VIVUS Patent or Joint Patent will not arise from the manufacture, use or sale of a product that includes the Compound as the sole active ingredient in the Field in the Auxilium Territory by a Third Party or that asserts that any claims of a VIVUS Patent or Joint Patent covering product that includes the Compound as the sole active ingredient in the Field in the Auxilium Territory is invalid or unenforceable shall be deemed to be a Product Infringement hereunder, and each Party shall provide written notice to other Party of any such filed certification within *** of becoming aware thereof.

(b)                                 Enforcement.  During the Term and subject to the remainder of this Section 8.4(b), Auxilium shall have the first right to initiate, prosecute and control legal proceedings against any person or entity engaged in a Product Infringement of the VIVUS Patents in the Auxilium Territory, all at Auxilium’s sole expense.  If Auxilium decides not to bring such legal action, or if Auxilium fails to initiate such legal action by the Action Date, VIVUS (and/or MTPC) shall have the right, but not the obligation, to commence a suit or take action to enforce the applicable VIVUS Patents with respect to such Product Infringement in the Auxilium Territory, at its own expense.

(c)                                  Cooperation.  Each Party shall provide to the Party enforcing any rights under Section 8.4(b) reasonable assistance in such enforcement, including joining such action as a party plaintiff if required by Applicable Law to pursue such action.  Additionally, to the extent requested by Auxilium, VIVUS agrees to exercise its right under the MTPC Agreement to require MTPC to cooperate in any enforcement by or on behalf of Auxilium pursuant to Section 8.4(b), including being joined as a party to such action if necessary.  The enforcing Party shall keep the other Party reasonably and regularly informed of the status and progress of such

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.  The non-enforcing Party shall have the right to be represented in any action brought under Section 8.4(b) by counsel of its choice and at its own expense.  For clarity, as between the Parties, VIVUS (or MTPC or a VIVUS designee) shall have the exclusive right to bring and control any legal action in connection with any actual, alleged, or threatened infringement of a VIVUS Patent that is not a Product Infringement at its own expense as it reasonably determines appropriate.

(d)                                 Settlement.  Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, neither Party shall settle any claim, suit or action brought under Section 8.4 involving VIVUS Patents in any manner that (i) admits the invalidity of, or otherwise impairs the other Party’s rights in, the VIVUS Patents or (ii) limits, or would reasonably be expected to limit, the ability of the other Party or its licensees to sell or manufacture Products in its territory (i.e., the Auxilium Territory in the case of Auxilium or the VIVUS Territory in the case of VIVUS).  Notwithstanding the foregoing, in the event that (A) Auxilium decides not to bring a legal action against Product Infringement in the Auxilium Territory, or if Auxilium fails to initiate such legal action by the Action Date, and (B) thereafter MTPC (or a licensee or designee of MTPC other than VIVUS) brings an action under the VIVUS Patents in the Auxilium Territory or the VIVUS Territory, settlement of such action shall be at MTPC’s sole discretion and shall not require the consent of Auxilium.

(e)                                  Recoveries.  Any recoveries resulting from an action brought by a Party under Section 8.4(b) relating to a claim of Product Infringement of a VIVUS Patent shall be first applied against payment of each Party’s costs and expenses in connection therewith.  Any such recoveries in excess of such costs and expenses (the “Remainder”) will be retained by the enforcing Party; provided that if Auxilium is the enforcing Party, the Remainder shall be included in Net Sales for purposes of calculating royalties owed to VIVUS hereunder.

(f)                                   Joint Patents.  If a Third Party infringes any Joint Patent, the Parties shall discuss such infringement and the Parties shall each have the right, but neither Party shall be obligated, to bring an appropriate suit or other action under such Joint Patent against any Person engaged in such infringement.  If both Parties agree to so enforce such Joint Patents, they shall be jointly responsible for, and share equally, all the costs and expenses of any suit brought by them and shall equally share all recoveries with respect thereto.  If one Party elects not to enforce such Joint Patents against such infringement, then the other Party shall have the right, but not the obligation, to take action to enforce such Joint Patents against such infringement at its own cost and expense and such other Party may retain all recoveries with respect thereto.

8.5                               Patent Marking.  Auxilium shall, and shall require its Affiliates and sublicensees, to mark Products sold by it hereunder with appropriate patent numbers or indicia to the extent permitted by Applicable Law.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.6                               Trademarks.

(a)                                 General.  All uses of the VIVUS Trademarks and Auxilium Trademarks shall comply with all Applicable Laws in the Auxilium Territory.  Unless otherwise agreed by the Parties or required by the FDA, Auxilium shall sell the Product in the Auxilium Territory under the VIVUS Trademark STENDRA.  Auxilium may include its company name and associated logos on all Product packaging and Promotional Materials for the Auxilium Territory.

(b)                                 VIVUS Trademarks.  Auxilium’s use of the VIVUS Trademarks shall be limited to the marketing, sale and distribution of the Product in the Auxilium Territory.  Auxilium shall not at any time register or cause to be registered any other trademark, name or design confusingly similar to any of the VIVUS Trademarks without the express consent of VIVUS, which consent shall not be unreasonably withheld, conditioned or delayed.  Auxilium shall properly designate the VIVUS Trademarks on the packaging of the final Product, to the extent required or permissible by the applicable Regulatory Approvals.  All rights arising from the use of the VIVUS Trademarks in the Auxilium Territory during the Term shall inure to VIVUS’s benefit.  Auxilium agrees that the Product with which the VIVUS Trademarks are used shall conform to all requirements of the Regulatory Authority in the Auxilium Territory.  Auxilium shall, as soon as practicable after receiving notice of any potential infringement of the VIVUS Trademarks in the Auxilium Territory, inform VIVUS of any such potential infringement.  VIVUS shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the VIVUS Trademarks.  In order to further the development of a consistent worldwide brand for the Product, Auxilium shall, in consultation with VIVUS, develop appropriate trademark usage guidelines for the VIVUS Trademarks that can be communicated by VIVUS to licensees outside the Auxilium Territory from time to time.

(c)                                  Auxilium Trademarks.  To the extent that Auxilium elects to use other trademarks in addition to the VIVUS Licensed Trademarks in connection with the sale or marketing of Products in the Auxilium Territory (such other trademarks, if any, the “Auxilium Trademarks”), Auxilium shall be responsible for the selection, adoption, registration, maintenance and defense of such Auxilium Trademarks, as well as all expenses associated therewith.  Auxilium shall own all Auxilium Trademarks.

8.7                               Regulatory Data Protection.  As between the Parties, VIVUS shall be solely responsible for deciding which of the VIVUS Patents to submit to FDA for listing in the Orange Book for any Product and for maintaining with FDA correct and complete listings of applicable patents for such Product; provided that VIVUS shall not unreasonably fail to include any VIVUS Patents requested by Auxilium to be submitted to FDA for listing in the Orange Book.

8.8                               Infringement of Third Party IP.  Each Party shall promptly notify the other Party in writing of any allegation, claim or suit that the manufacture, use or sale of any Product infringes or misappropriates a Third Party’s Patent or other Intellectual Property.  Subject to Article 10, each Party shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by such Party’s activities, at its own expense and by counsel of its own choice.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 9
REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1                               Mutual Representations and Warranties.  Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows, as of the Effective Date:

(a)                                 Corporate Existence and Power.  It is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or formed, and has all requisite power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

(b)                                 Authority and Binding Agreement.  It has the requisite power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and this Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c)                                  Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Third Parties required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained by it.

(d)                                 No Conflict.  The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder and the licenses and sublicenses to be granted pursuant to this Agreement (i) do not and will not conflict with or violate any requirement of Applicable Law existing as of the Effective Date, (ii) do not and will not conflict with or violate the certificate of incorporation, certificate of formation, by-laws, limited partnership agreement or other organizational documents of such Party, and (iii) do not and will not conflict with, violate, breach, constitute a default or give rise to any right of termination under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.

9.2                               VIVUS Representations, Warranties and Covenants.  VIVUS hereby represents, warrants, and covenants to Auxilium as of the Effective Date that:

(a)                                 VIVUS is the exclusive licensee of the VIVUS Patents in the Field in the Auxilium Territory;

(b)                                 VIVUS has granted no rights to a Third Party under the VIVUS Technology with respect to the Commercialization of Product in the Field in the Auxilium

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Territory, and as of the Effective Date, no Third Party has any right or license to clinically develop Product in the Field in the Territory at any time during the Term;

(c)                                  to the knowledge of VIVUS as of the Effective Date, the manufacture, Development, and Commercialization of the Product in the Field in the Auxilium Territory does not infringe any issued Third Party patents or any claims of any pending patent applications in the Auxilium Territory that are reasonably likely to issue as filed.  VIVUS has no knowledge of any Third Party infringement of the VIVUS Patents.  VIVUS has not received any written notice from any Third Party asserting that the VIVUS Patents are invalid, unenforceable, or not infringed.  VIVUS has not, and to VIVUS’s knowledge MTPC has not, alleged that any Third Party infringes or has infringed the VIVUS Patents or misappropriated or used without authorization the VIVUS Know-How;

(d)                                 there are no liens, encumbrances, charges, security interests, mortgages or other similar restrictions currently existing on or to the VIVUS Technology;

(e)                                  to the knowledge of VIVUS, all of the clinical trials of the Product conducted prior to, or being conducted as of, the Effective Date were conducted, or are being conducted, in accordance with Applicable Laws, and in the case of clinical trials, the then valid cGCP. “cGCP” shall mean the current standards for Clinical Trials for drugs, as set forth in the FDC Act and applicable FDA regulations (including without limitation 21 C.F.R. Parts 50, 54 and 56) and guidances promulgated thereunder, as amended from time to time;

(f)                                   VIVUS has disclosed, shown or made available (e.g., through the electronic data room) to Auxilium all material information and data (including without limitation all communications with or from the FDA or any other Regulatory Authority) relating to the results of all preclinical studies and clinical trials of the Product, including without limitation the Time of Onset Study, conducted by or on behalf of VIVUS including, without limitation, with respect to the status and results of clinical trials and preclinical studies and Regulatory Approval activities;

(g)                                 VIVUS has provided to, or made available for review by, Auxilium all reports and data collections containing information about adverse safety issues (including adverse drug experiences) related to the Product of which VIVUS has knowledge; and

(h)                                 VIVUS has not received any written notice from any Third Party asserting or alleging that the research, Development, making or using of the Product by VIVUS prior to the Effective Date has infringed or otherwise violated, or that the Commercialization of the Product in the Field in the Auxilium Territory will infringe or otherwise violate, the intellectual property rights of such Third Party.

(i)                                    VIVUS has obtained all Regulatory Approvals required by the FDA necessary for the Commercialization of the Product.  True and complete copies of such Regulatory Approvals and all correspondence with the FDA and any other Regulatory Authority relating to the Regulatory Approvals for the Product, including without limitation post-approval

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

communication or those regarding any label extension studies, have been provided to Auxilium.  All of the Regulatory Approvals held by or issued to VIVUS are in full force and effect, and VIVUS is in compliance with each such Regulatory Approval.  VIVUS is the sole and exclusive holder of such Regulatory Approvals and the associated filings and applications with the FDA, including any NDAs or INDs and any comparable regulatory applications or filings made or held by or issued to VIVUS and holds all right, title and interest in and to all such Regulatory Approvals free and clear of any liens, encumbrances, charges, security interests, mortgages or other similar restrictions.  Other than as set forth in the letter from the FDA granting Regulatory Approval, VIVUS has conducted all necessary preclinical and clinical trials required by the FDA necessary for the Commercialization of the Product and is not aware of or has received any notice from any Regulatory Authority that any additional trials are required to Commercialize the Product.

(j)                                    the MTPC Agreement is valid, binding and in full force and effect and is enforceable by VIVUS in accordance with its terms.  VIVUS has performed all obligations required to be performed by it to date under the MTPC Agreement and is not in breach of or in default under the MTPC Agreement, and no event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default, and to VIVUS’s knowledge, there is no existing breach or default by MTPC and to VIVUS’s knowledge, no event has occurred which with the passage of time or giving notice of or both would constitute such a breach or default by MTPC.  VIVUS has not received any notice of breach under the MTPC Agreement, whether or not cured or disputed.  MTPC has not exercised its rights under Section 2.4 of the MTPC Agreement.  To the knowledge of VIVUS, VIVUS’s rights under the VIVUS Technology with respect to the Development, manufacture or Commercialization of the Product in the Field for the Auxilium Territory are exclusive as to MTPC.  VIVUS has provided to Auxilium a complete and accurate copy of the MTPC Agreement as of the Effective Date.

(k)                                 With respect to the Product covered by the Product Marketing Authorization, VIVUS has paid in full the milestones set forth in Section 10(a) of the MTPC Agreement and the only milestones or consideration to be paid to MTPC under the MTPC Agreement are those set forth in Section 10(e) and Article 11 of the MTPC Agreement.

(l)                                    VIVUS will not at any time during the Term take any action that it knows or should know, will result in a breach of the MTPC Agreement and will throughout the Term comply with the terms and provisions of the MTPC Agreement in all material respects.  VIVUS will not at any time during the Term terminate the MTPC Agreement without the prior written consent of Auxilium.  VIVUS will not agree to any amendment, waiver of rights, or modification of the MTPC Agreement that has, or would reasonably be expected to have, a material negative effect on the rights granted to Auxilium under this Agreement or the obligations imposed on Auxilium under this Agreement without the prior written consent of Auxilium.

(m)                             As of the Effective Date, VIVUS represents that it has not failed to furnish Auxilium with any information requested by Auxilium, or intentionally concealed from Auxilium any information in VIVUS’s possession which would be reasonably likely to be

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

material to Auxilium’s decision to enter into this Agreement and undertake the commitments and obligations set forth herein.

(n)                                 As of the Effective Date, VIVUS represents and warrants that (i) there is no actual, pending, alleged or, to the knowledge of VIVUS, threatened product liability action with respect to any Product anywhere in the United States or the European Union; (ii) to the knowledge of VIVUS, there is no actual, pending, alleged or threatened product liability action with respect to any Product anywhere else the world; and (iii) VIVUS is not aware of any facts or circumstances that would cause VIVUS to believe that there is a basis for such a product liability claim.

9.3                               VIVUS Trademark Representations and Warranties.  VIVUS hereby represents and warrants to Auxilium as of the Effective Date that:

(a)                                 to the knowledge of VIVUS, there is no Third Party using or infringing any of the VIVUS Trademarks in the Auxilium Territory in derogation of the rights granted to Auxilium in this Agreement;

(b)                                 VIVUS has not received notice of any opposition or cancellation action or litigation pending or any communication which expressly threatens an opposition or cancellation action, or other litigation, before any trademark office, court or any other governmental entity in the Auxilium Territory with respect to any of the VIVUS Trademarks;

(c)                                  the VIVUS Trademarks are the only trademarks owned, held, Controlled, licensed or otherwise used (or intended to be used) by VIVUS or its Affiliates with respect to the Product in the Field in the Auxilium Territory (other than VIVUS’s corporate name and/or logo); and

(d)                                 to the knowledge of VIVUS, it has all rights necessary to use the VIVUS Trademarks with respect to the Product in the Auxilium Territory and to license to Auxilium the VIVUS Trademarks as set forth above; and

(e)                                  to the knowledge of VIVUS, it has not infringed, misappropriated, diluted or otherwise violated any trademark of any Third Parties by registering or using the VIVUS Trademarks in the Auxilium Territory.

9.4                               Compliance with Law.  Each Party shall, and shall use Commercially Reasonably Efforts to ensure that its Affiliates and sublicensees shall, comply in all material respects with all Applicable Laws in exercising their rights and fulfilling their obligations under this Agreement.  If the exercise by Auxilium of any of its rights under the Agreement requires the making of filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, then each Party agrees to diligently make any such filings and respond to any request for information to expedite review of such transaction.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.5                               Representations Regarding Debarment and Compliance.

(a)                                 Each Party represents, warrants and covenants that as of the Effective Date and during the Term, neither it nor any of its Affiliates nor any of their respective directors, officers, employees, or consultants, and, to its knowledge based upon reasonable inquiry, any Third Party (and its directors, officers, employees and consultants), in each case who were responsible for the development or whose responsibilities involve the Development or Commercialization of the Product as authorized by this Agreement:

(i)                                     are debarred under Section 306(a) or 306(b) of the FD&C Act;

(ii)                                  have been charged with, or convicted of, any felony or misdemeanor under Applicable Laws related to any of the following: (A) the development or approval of any drug product or the regulation of any drug product under the FD&C Act; (B) a conspiracy to commit, aid or abet the development or approval of any drug product or regulation of any drug product; (C) health care program-related crimes (involving Medicare or any state health care program); (D) patient abuse, controlled substances, bribery, payment of illegal gratuities, fraud, perjury, false statement, racketeering, blackmail, extortion, falsification or destruction of records; (E) interference with, obstruction of an investigation into, or prosecution of, any criminal offense; or (F) a conspiracy to commit, aid or abet any of these listed felonies or misdemeanors; and

(iii)                               is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any United States federal or state health care programs (including convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any United States federal procurement or nonprocurement programs.

(b)                                 Each Party will notify the other Party promptly, but in no event later than ***, after knowledge of any exclusion, debarment, suspension or other ineligibility set forth in Section 9.5(a)(iii) occurring during the Term, or if such Party concludes based on its good faith business judgment that a pending action or investigation is likely to lead to the exclusion, debarment, suspension or other ineligibility of such Party.

9.6                               No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 9, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY.  ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 10
Indemnification

10.1                        Indemnification by VIVUS.  VIVUS shall defend, indemnify, and hold harmless Auxilium, its Affiliates, and their respective officers, directors, employees, consultants and authorized agents and their respective successors and assigns or heirs, as the case may be (the “Auxilium Indemnitees”) from and against any and all Losses incurred by such Auxilium Indemnitee based on or arising out of:

(a)                                 any misrepresentation or breach of any of VIVUS’s representations, warranties, covenants or obligations under this Agreement;

(b)                                 the negligence or willful misconduct of, or violation of Applicable Law by, VIVUS, its Affiliates, licensees, distributors or their respective officers, directors, employees, consultants or authorized agents under this Agreement; or

(c)                                  the Commercialization of any Product by VIVUS, its Affiliates, and sublicensees.

The foregoing indemnity obligations shall not apply to the extent that the Losses of such Auxilium Indemnitee were caused by: (i) a breach of any of Auxilium’s representations, warranties, covenants, or obligations under this Agreement; or (ii) the negligence or willful misconduct of, or violation of Applicable Law by, such Auxilium Indemnitee.

10.2                        Indemnification by Auxilium.  Auxilium shall defend, indemnify and hold harmless VIVUS, its Affiliates, and their respective officers, directors, employees, consultants and authorized agents and their respective successors and assigns or heirs, as the case may be (the “VIVUS Indemnitees”) from and against any and all Losses incurred by such VIVUS Indemnitee based on or arising out of:

(a)                                 any misrepresentation or breach of any of Auxilium’s representations, warranties, covenants or obligations under this Agreement;

(b)                                 the negligence or willful misconduct of, or violation of Applicable Law by, Auxilium, its Affiliates, licensees, distributors or their respective officers, directors, employees, consultants or authorized agents under this Agreement; or

(c)                                  the Commercialization of any Product by Auxilium, its Affiliates, and sublicensees.

The foregoing indemnity obligation shall not apply to the extent that the Losses of such VIVUS Indemnitee were caused by: (i) a breach of any of VIVUS’s representations, warranties, covenants, or obligations under the Agreement; or (ii) the negligence or willful misconduct of, or violation of Applicable Law by, such VIVUS Indemnitee.

10.3                        Indemnification Procedures.  The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly and in no event later than *** after learning of a written Claim (“Indemnified Claim”).  Failure by an Indemnified Party to give notice of an

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Indemnified Claim within *** of receiving a writing reflecting such Claim shall not relieve the Indemnifying Party of its indemnification obligations hereunder except and solely to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give such notice.  The Indemnifying Party shall have the right to assume and control the defense of the Indemnified Claim with counsel of its choice so long as the Indemnifying Party is conducting a good faith and diligent defense.  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance in connection with the defense of the Indemnified Claim.  The Indemnified Party may monitor such defense with counsel of its own choosing at its sole expense; provided, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnifying Party and the Indemnified Party in respect of such claim, such Indemnified Party shall have the right to employ separate counsel to represent such Indemnified Party with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party.  The Indemnifying Party may not settle the Indemnified Claim without the prior written consent of the Indemnified Party, such consent shall not be unreasonably withheld, delayed or conditioned.  If the Indemnifying Party does not assume and conduct the defense of the Indemnified Claim as provided above: (a) the Indemnified Party may assume and conduct the defense of the Indemnified claim at the Indemnifying Party’s expense; (b) the Indemnified Party may consent to the entry of any judgment or enter into any settlement with respect to the Indemnified Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); and (c) the Indemnifying Party will remain responsible to indemnify the Indemnified Party for Losses as provided in this Article 10.

10.4                        Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY EXEMPLARY, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, COSTS OR EXPENSES (INCLUDING LOST PROFITS, LOST REVENUES AND/OR LOST SAVINGS) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY IN CONNECTION WITH THIRD PARTY CLAIMS UNDER SECTION 10.1 OR 10.2, (B) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ARTICLE 11, OR (C) DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO WILLFUL MISCONDUCT OR FRAUDULENT ACTS OR OMISSIONS OF A PARTY.

10.5                        Insurance. Auxilium shall procure and maintain insurance during the Term of this Agreement and for a period of *** following the termination or expiration of this Agreement, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated.  Such insurance shall be written by insurance companies with a rating of at least an “A-” in the latest addition of A.M. Best or its equivalent. Without limiting the generality of the foregoing, Auxilium’s insurance shall include, at minimum, the following coverages:

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)                                 commercial general liability coverage with minimum per claim limits of at least $*** per occurrence and $*** annual aggregate, the policy(ies) for which shall (A) name VIVUS as an additional insured, and (B) be primary and non-contributory;

(b)                                 automobile liability coverage covering all owned, hired and non-owned automobile equipment with minimum per claim limits of $*** per occurrence and annual aggregate, the policy(ies) for which shall name VIVUS as an additional insured;

(c)                                  excess liability/umbrella coverage with minimum per claim limits of at least $*** per occurrence and annual aggregate;

(d)                                 products liability coverage with minimum per claim limits of at least $*** per occurrence and annual aggregate with a *** extended reporting period endorsement; and

(e)                                  property coverage having limits adequate for Product inventory in Auxilium’s care, custody, and/or control and for Product in transit to and from Auxilium.

It is understood that the insurance requirements above shall not be construed to create a limit of Auxilium’s liability with respect to its indemnification obligations under this Article 10.  Auxilium shall provide VIVUS with written evidence of such insurance upon written request.  Auxilium shall provide VIVUS with written notice at least *** prior to the cancellation, non-renewal or material change in such insurance or self-insurance that materially adversely affects the rights of VIVUS hereunder.

ARTICLE 11
Confidentiality

11.1                        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the receiving Party agrees that, for the Term and for *** thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information of the disclosing Party except for that portion of such information or materials that the receiving Party can demonstrate by competent proof:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)                                 is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)                                  is subsequently independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information.

Notwithstanding the foregoing, the receiving Party may disclose without violation of this Agreement such portion of the Confidential Information as is required or permitted to be disclosed if, on the advice of counsel, it is required under Applicable Law or pursuant to legal process to disclose such Confidential Information of the disclosing Party; provided that unless otherwise prohibited by Applicable Law, the receiving Party first advises the disclosing Party of such intended disclosure and provides the disclosing Party with the opportunity to seek appropriate judicial or administrative relief to avoid, or obtain confidential treatment of, such disclosure at the disclosing Party’s sole cost and expense.

The confidentiality provisions set forth herein shall supersede and replace the Existing Confidentiality Agreement and shall be deemed to cover all confidential information disclosed or obtained under the Existing Confidentiality Agreement.

11.2                        Authorized Disclosure.  The receiving Party may disclose Confidential Information belonging to the disclosing Party to the extent the receiving Party determines such disclosure is reasonably necessary in the following situations:

(a)                                 prosecuting or defending litigation relating to this Agreement;

(b)                                 in the case of VIVUS as the receiving Party, subject to prior written notice to Auxilium, disclosure to MTPC as required pursuant to the MTPC Agreement;

(c)                                  in the case of VIVUS as the receiving Party, disclosure to its licensees, sublicensees, and collaborators with respect to the Product outside the Territory or outside the Field, but solely to the extent that such Confidential Information (i) raises any material concerns regarding the safety or efficacy of any Product; (ii) indicates or suggests a potential material liability of either VIVUS or the applicable licensee, sublicensee, or collaborator to Third Parties in connection with any Product; (iii) is reasonably likely to lead to a recall or market withdrawal of any Product; or (iv) relates to any Product and is reasonably likely to have a material impact on a Regulatory Approval, Pricing Approval, or the Commercialization of any Product in such licensee’s, sublicensee’s, or collaborator’s territory; provided that each such Person must be bound by obligations of confidentiality and non-use no less stringent than those set forth in Sections 11.1 prior to any such disclosure (it being understood that receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such Person);

(d)                                 disclosure to the receiving Party’s Affiliates’ and their respective directors, officers, employees, consultants, attorneys, professional advisors, bankers, lenders, insurers, sublicensees, suppliers and distributers only on a need-to-know basis and solely as necessary in connection with this Agreement; provided that each such Person must be bound by obligations of confidentiality and non-use on substantially similar terms as those set forth in Sections 11.1 prior to any such disclosure (it being understood that receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such Person); and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)                                  disclosure to any bona fide potential or actual investor, acquirer, merger partner, or other potential or actual financial partner (and/or their respective consultants, attorneys, professional advisors) on a need-to-know basis and solely for the purpose of evaluating a potential investment, acquisition, merger, or similar transaction; provided that each such Person must be bound by obligations of confidentiality and non-use on substantially similar terms as those set forth in Sections 11.1 prior to any such disclosure (it being understood that the receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such Person).

11.3                        Publicity; Terms of Agreement.

(a)                                 The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the authorized disclosure provisions set forth in Section 11.2 and this Section 11.3.

(b)                                 The Parties have agreed to make a joint public announcement of the execution of this Agreement substantially in the form of the press release attached as Exhibit D on or after the Effective Date.  After release of such press release announcing this Agreement, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld, conditioned or delayed.  A Party commenting on such a proposed press release shall provide its comments, if any, within *** after receiving the press release for review.  Neither Party shall be required to seek the permission of the other Party to disclose any information already disclosed or otherwise in the public domain, provided such information remains accurate.

(c)                                  Either Party or any of its Affiliates (the “Filing Party”) may publicly disclose without violation of this Agreement, such terms of this Agreement as are, on the advice of such Filing Party’s counsel, required by the rules and regulations of the SEC or any other applicable entity having regulatory authority over such Filing Party’s securities; provided that such Filing Party shall advise the other Party of such intended disclosure and request confidential treatment of certain commercial terms and technical terms hereof to the extent such confidential treatment is reasonably available to such Filing Party.  In the event of any such filing, such Filing Party will provide such other Party, a reasonable time prior to filing, with a copy of the Agreement marked to show provisions for which such Filing Party intends to seek confidential treatment and shall reasonably consider and incorporate such other Party’s comments thereon to the extent consistent with the legal requirements applicable to such Filing Party and that govern redaction of information from material agreements that must be publicly filed.  Such other Party shall provide the Filing Party any such comments as promptly as practicable.  The intention of the Parties is to agree upon a single redacted version of the Agreement to be filed with the SEC or any other applicable entity.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 12
Term and Termination

12.1                        Term.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 12, shall remain in effect until the expiration of the last-to-expire payment obligation in Article 7 (the “Term”).  Upon the expiration of the Term, the licenses and covenant in Sections 2.1 and 2.9 shall become fully paid-up, royalty-free, perpetual and irrevocable.

12.2                        Termination For Cause, Convenience, or Generic Entry.

(a)                                 Material Breach.  Either Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party, after receiving written notice from the terminating Party identifying a material breach by such other Party of its obligations under this Agreement, fails to cure (or if not curable within such time period, adopt a plan for cure during such time period) such material breach within *** from the date of such notice (or, in the case of payment obligations, *** from the date of such notice).  For the avoidance of doubt (and without limiting VIVUS’s remedies for any other breaches by Auxilium), Auxilium’s uncured failure to pay the amounts set forth in Section 7.1 and 7.2 by the deadlines set forth therein shall each be deemed to be a material breach of this Agreement.

(b)                                 Government Action.  VIVUS shall have the right to terminate this Agreement immediately upon written notice to Auxilium if Auxilium is excluded from participation in United States federal healthcare programs and fails to cure such exclusion within one hundred twenty (120) days.

(c)                                  Auxilium Termination for Convenience.  At any time following the one (1) year anniversary of the Product Launch in the United States, Auxilium shall have the right to terminate this Agreement for any reason upon one hundred eighty (180) days prior written notice to VIVUS.

(d)                                 Auxilium Termination Upon Generic Entry.  Auxilium shall have the right to terminate this Agreement upon a Generic Entry after providing thirty (30) days written notice.  Within *** after receipt of an invoice from VIVUS, Auxilium shall reimburse VIVUS for any cancelation fees, penalties, or other payments owed by VIVUS to a Third Party as a direct result of such termination, as well as any other non-cancelable expenses reasonably incurred by VIVUS in connection with its obligations under this Agreement or the Commercial Supply Agreement prior to the effective date of termination.

12.3                        Termination for Patent Challenge.  VIVUS may terminate this Agreement in its entirety upon written notice to Auxilium if Auxilium or any Affiliate, directly or indirectly, individually or in association with any other person or entity, commences any action or proceeding that challenges the validity or enforceability of any VIVUS Patent in the Auxilium Territory, except if such action or proceeding is commenced in response to a claim asserted by VIVUS against Auxilium or the Auxilium Affiliate for infringement of such VIVUS Patent.  In the event Auxilium is aware that a sublicensee of its license rights hereunder, directly or indirectly, individually or in association with any other person or entity, commences any action or proceeding that challenges the validity, enforceability or scope of any VIVUS Patent in the

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Auxilium Territory, Auxilium shall promptly terminate the applicable sublicense.  If Auxilium does not terminate such sublicense within *** of Auxilium being made aware of such challenge by VIVUS, VIVUS may terminate this Agreement in its entirety upon written notice to Auxilium.

12.4                        Termination Upon Bankruptcy.  Either Party shall have the right to terminate this Agreement immediately by providing written notice, if: (a) the other Party applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its assets, (b) the other Party makes a general assignment for the benefit of its creditors, (c) the other Party is dissolved or liquidated in full or in substantial part, (d) the other Party commences a voluntary case under Chapter 7 (or “Chapter 7 Case”) of the United States Bankruptcy Code or consents to any such relief or to the appointment of or taking possession of its property by any official in such an involuntary case or such other proceeding commenced against it, (e) the other Party takes any corporate action for the purpose of effecting any of the foregoing, (f) a case under Chapter 11 of the Bankruptcy Code in respect of such Party is converted to a Chapter 7 Case, or (g) the other Party becomes the subject of an involuntary Chapter 7 Case or other proceeding seeking liquidation with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect that is not dismissed within *** after commencement.

12.5                        Effect of Termination of the Agreement.  Except as provided in this Section 12.5 upon any termination of this Agreement other than the expiration of the Term, the following shall apply (in addition to any other rights and obligations under Section 12.6 or otherwise under this Agreement with respect to such termination):

(a)                                 Auxilium License.  The Auxilium License shall terminate (and, as between the Parties, all rights in the VIVUS Technology shall revert to VIVUS); provided that in the event that Auxilium terminates this Agreement pursuant to Section 12.2(a) or 12.4, the Auxilium License shall remain in full force and effect (but on a non-exclusive basis), solely to the extent necessary to permit Auxilium, its Affiliates, or its sublicenses to sell any inventories of Products in the Auxilium Territory pursuant to Section 12.5(f).  For the avoidance of doubt, Section 2.9 shall not apply to any activities after the effective date of termination, except for those activities permitted by Section 12.5(f).

(b)                                 VIVUS License.  The VIVUS License (other than Section 2.3(a)) shall survive any termination of this Agreement.  In addition, in the event of any termination of this Agreement other than by Auxilium pursuant to Section 12.2(a) or 12.4, Auxilium shall automatically grant to VIVUS a non-exclusive, royalty-free, sublicensable (through multiple tiers) license under the Auxilium Technology, to use, make, have made, distribute, import, Develop, Promote, market, sell, offer for sale, and otherwise Commercialize Products in the Field in the Auxilium Territory.

(c)                                  Marks.  All rights in the VIVUS Trademarks shall return to VIVUS, and Auxilium shall assign to VIVUS any Auxilium Trademarks incorporating the mark STENDRA that are Controlled by Auxilium and then being used to Commercialize Product in the Auxilium

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Territory, but expressly excluding (i) Auxilium’s corporate name, (ii) any other mark that incorporates or is derived from Auxilium’s corporate names, and (iii) any other proprietary mark of Auxilium that is used by Auxilium independently of the Product.

(d)                                 Regulatory Materials.  To the extent permitted by Applicable Law, Auxilium shall transfer and assign to VIVUS all Regulatory Materials, Regulatory Approvals, and Pricing Approvals with respect to Product that are Controlled by Auxilium or its Affiliates, if any; provided that in the event that Auxilium terminates this Agreement pursuant to Section 12.2(a) or 12.4, Auxilium shall be permitted (on a non-exclusive basis) to sell under such Regulatory Materials, Regulatory Approvals, and Pricing Approvals any inventories of Products in the Auxilium Territory to the extent permitted pursuant to Section 12.5(f).  The Parties agree that any failure by Auxilium to perform its obligation to transfer and assign the Product Marketing Authorization to VIVUS following termination in accordance with this section may cause irreparable harm to VIVUS, for which damages may not be an adequate remedy.  Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, VIVUS shall be entitled to seek specific performance of such obligation, along with such other and further equitable relief as a court may deem proper under the circumstances.

(e)                                  Transition Assistance.  In the event of any termination of this Agreement other than termination by Auxilium pursuant to Section 12.2(a) or 12.4, Auxilium shall provide reasonable assistance, at no cost to VIVUS, as may be reasonably necessary for VIVUS to commence or continue Developing, manufacturing and Commercializing the Products in the Auxilium Territory, including without limitation, upon request of VIVUS, using commercially reasonable efforts to transfer any agreements or arrangements with distributors that apply solely to the sale or supply of Product in the Auxilium Territory.

(f)                                   Sell-Through of Inventory.  For a period of *** following the effective date of termination, Auxilium, its Affiliates, and its sublicensees may sell or otherwise dispose of the inventory of Product then on hand or in production or for which substantial preparation for manufacture has been made or which they are legally obligated to supply.

(g)                                 Sublicense Agreements.  The Parties agree that upon termination of this Agreement for any reason, all sublicenses granted by Auxilium to Affiliates or Third Parties under the VIVUS Technology shall immediately terminate.

(h)                                 Certain Pre-Termination Liabilities.  Following termination of this Agreement, Auxilium shall retain liability for payment of all gross to net sales deductions (including returns, rebates and chargeback) of Products that were sold prior to the effective date of termination.  To the extent that that any such deductions are charged to or otherwise borne by VIVUS, Auxilium shall reimburse VIVUS promptly (but in any event no later than ***) following Auxilium’s receipt of an invoice therefor.  For the avoidance of doubt, the foregoing is not intended to prevent Auxilium from properly deducting the Net Sales Deductions when calculating Net Sales.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)                                    Sales Volume.  Auxilium shall use Commercially Reasonable Efforts to ensure that the average monthly sales volume of each Product leading up to the effective date of termination does not substantially exceed the average monthly sales volume of such Product for the *** period prior to date of the notice of termination, and in any event Auxilium shall not take any affirmative action to cause such outcome.

12.6                        Accrued Liabilities; Other Remedies.  Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination (including any milestone or other payment that has been triggered by an event occurring prior to the effective date of termination or expiration), nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination.  Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

12.7                        Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by VIVUS and Auxilium are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code.  The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the United States Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party.

12.8                        Survival.  The following provisions shall survive any expiration or termination of this Agreement: Articles 10, 11, 13 and 14 and Sections 7.8, 8.1, 12.5, 12.6, 12.7, and 12.8.

ARTICLE 13
Dispute Resolution

13.1                        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 13 if and when a dispute arises under this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)                                 Referred from Committee.  Any disputes, controversies or differences which may arise from the JSC pursuant to Article 3 shall be resolved in accordance with Section 3.5.

(b)                                 Good Faith Resolution.  Any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the chief executive officers of each Party.  If the matter is not resolved within *** following the request for discussions, either Party may then invoke the provisions of Section 13.2.

13.2                        Arbitration.  Any dispute, controversy or claim arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement that is not resolved pursuant to Section 13.1, except for a dispute, claim or controversy under Section 13.10, shall be settled by binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”), except as otherwise provided herein.  The arbitration shall be governed by the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws.  The United States Federal Rules of Civil Procedure shall govern discovery and the rules of evidence for the arbitration.  The arbitration will be conducted in New York, New York and the Parties consent to the personal jurisdiction of the United States federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement.  Any situation not expressly covered by this Agreement shall be decided in accordance with the JAMS Rules.

13.3                        Arbitrator.  The arbitrator shall be one (1) neutral, independent and impartial arbitrator selected from a pool of retired federal judges or magistrates to be presented to the Parties by JAMS. Failing the agreement of the Parties as to the selection of the arbitrator within ***, the arbitrator shall be appointed by JAMS in accordance with the JAMS Rules.

13.4                        Decision.  The power of the arbitrator to fashion procedures and remedies within the scope of this Agreement is recognized by the Parties as essential to the success of the arbitration process.  The arbitrator shall not have the authority to fashion remedies which would not be available to a federal judge hearing the same dispute.  The arbitrator is encouraged to operate on this premise in an effort to reach a fair and just decision.  Reasons for the arbitrator’s decisions should be set forth in accordance with the JAMS Rules.  Such a written decision shall be rendered by the arbitrator following a full comprehensive hearing, no later than *** following the selection of the arbitrator as provided for in Section 13.3.

13.5                        Award.  Any award shall be promptly paid in United States dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Applicable Law, be charged against the Party resisting enforcement.  Each Party agrees to abide by the award rendered in any arbitration conducted

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

pursuant to this Article 13, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in any court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award.  The award shall include interest from the date of the award until paid in full, at a rate fixed by the arbitrator and the arbitrator may, in his or her discretion, award pre-judgment interest.  With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages.  By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages.

13.6                        Costs.  Each Party shall bear its own legal fees.  The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration and shall require such losing Party to reimburse the other Party for all of its reasonable attorneys’ fees, costs, and disbursements arising out of the arbitration (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, and so on).  Notwithstanding the foregoing, if the arbitrator believes that neither Party is the clear loser, the arbitrator shall divide his or her costs, fees, and expenses according to his or her sole discretion, and each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration.

13.7                        Injunctive Relief.  Provided a Party has made a sufficient showing under the rules and standards set forth in the Federal Rules of Civil Procedure and applicable case law, the arbitrator shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief.  Additionally, nothing in this Article 13 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

13.8                        Confidentiality.  The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information.  Except as required to comply with Applicable Laws, including rules and regulations promulgated by the SEC, The NASDAQ Stock Market or any securities exchanges, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party.  The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

13.9                        Survivability.  Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

13.10                 Patent and Trademark Disputes.  Notwithstanding anything to the contrary in this Article 13, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of the VIVUS Patents, VIVUS Trademarks, Auxilium Patents, Auxilium

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Trademarks or Joint Patents shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

ARTICLE 14
Miscellaneous

14.1                        Entire Agreement; Amendment.  This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including, the Existing Confidentiality Agreement.  The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant the Existing Confidentiality Agreement.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

14.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).  Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

14.3                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 14.3, and shall be deemed to have been given for all purposes when received, if hand-delivered or by means of facsimile, or one Business Day after being sent by a reputable overnight delivery service.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If to VIVUS:	VIVUS, Inc.
351 E. Evelyn Ave.
Mountain View, CA 94041
Attention: General Counsel
Fax: (650) 934-5320

With a copy to:	Hogan Lovells US LLP
525 University Avenue
3rd Floor
Palo Alto, CA 94301
Attention: Shane Albright, Partner
Fax: (650) 463-4199

If to Auxilium:	Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, Pennsylvania 19087
Attention: Adrian Adams, Chief Executive Officer
Attention: Andrew I. Koven, Chief Administrative
Officer & General Counsel
Fax: 1-484-321-5996

With a copy to:	Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, FL 33131
Attention: Rodney H. Bell
Fax: (305) 789-7799

14.4                        No Strict Construction; Headings; Interpretation.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.  The definitions of the terms herein apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws herein will be construed as referring to such laws and any rules or regulations promulgated thereunder as from time to time enacted, repealed or amended, (c) any reference herein to any Person will be construed to include such Person’s successors and assigns, (d) the words “herein”,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, except as expressly provided in this Agreement, (f) as applied to a Party, the word “will” shall be construed to have the same meaning and effect as the word “shall,” and (g) all references herein without a reference to any other agreement to Articles, Sections, or Exhibits will be construed to refer to Articles, Sections, and Exhibits of or to this Agreement.

14.5                        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to such Party’s Affiliate or to a successor to all or substantially all of the assets or business of such Party to which this Agreement pertains.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.5 shall be null, void and of no legal effect.  The VIVUS Technology shall exclude any intellectual property held or developed by a permitted successor of VIVUS prior to the transaction in which it became a successor of such Party, and the Auxilium Technology shall exclude any intellectual property held or developed by a permitted successor of Auxilium prior to the transaction in which it became a successor of such Party.

14.6                        Records Retention.  Each of VIVUS and Auxilium will maintain complete and accurate records pertaining to its activities under this Agreement, including records pertaining to Development or Commercialization of any Products and reports and information provided to any Regulatory Authority or other Governmental Authority, in accordance with Applicable Law. Each of VIVUS and Auxilium will retain such records for a duration prescribed by Applicable Law, but not in any event for less than *** after the Effective Date (or longer if a Party is notified, ordered or otherwise required to maintain such records for a longer period in connection with a legal proceeding or government investigation).

14.7                        Governing Law.  Resolution of all disputes arising out of or related to this Agreement or the validity, construction, interpretation, enforcement, breach, performance, application or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

14.8                        Successors and Assigns; No Third Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  No provision of this Agreement, express or implied, is intended to or will be deemed to confer upon Third Parties any right, benefit, remedy, claim, liability, reimbursement, claim of action or other right of any nature whatsoever under or by reason of this Agreement other than the Parties and, to the extent provided in Sections 10.1 and 10.2, the Indemnified Parties.  Without

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

limitation, this Agreement will not be construed so as to grant employees of either Party in any country any rights against the other Party pursuant to the laws of such country.

14.9                        Performance by Affiliates.  Any obligation of VIVUS under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at VIVUS’s sole and exclusive option, either by VIVUS directly or by any Affiliate of VIVUS that VIVUS causes to satisfy, meet or fulfill such obligation, in whole or in part.  Any obligation of Auxilium under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Auxilium’s sole and exclusive option, either by Auxilium directly or by any Affiliate of Auxilium that Auxilium causes to satisfy, meet or fulfill such obligation, in whole or in part.  Each of the Parties guarantees the performance of all actions, agreements and obligations to be performed by any Affiliates of such Party under the terms and conditions of this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.10                 Further Assurances and Actions.  Each Party, upon the request of the other Party, without further consideration, will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, instruments and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.  The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

14.11                 Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.12                 No Waiver.  Any provision of this Agreement may waived if, but only if, such waiver is in writing and is signed by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

14.13                 Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

14.14      Counterparts.  This Agreement may be executed in one (1) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page to Follow

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

VIVUS, INC.		AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ John L. Slebir	By:	/s/ Adrian Adams
Name:	John L. Slebir	Name:	Adrian Adams
Title:	Vice President, General Counsel	Title:	CEO & President

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBITS

Exhibit A              Commercialization and Medical Affairs Plans

Exhibit B              Commercial Supply Agreement

Exhibit C              Additional Financial Terms

Exhibit D              Press Release

Exhibit E              Letter Agreement

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

COMMERCIALIZATION AND MEDICAL AFFAIRS PLANS

***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

COMMERCIAL SUPPLY AGREEMENT

[A COPY OF THE COMMERCIAL SUPPLY AGREEMENT HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION]

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

ADDITIONAL FINANCIAL TERMS

Additional Royalty Payments for Product (solely during MTPC Royalty Period):

Annual Total MTPC Agreement Net Sales	Royalty Percentage
Portion up to US$***	***% of such MTPC Agreement Net Sales
Portion in excess of US$***	***% of such MTPC Agreement Net Sales

Additional Milestone Payments:

•                  A pro-rata share of US $6,000,000 sales milestone, due when for the first time the total MTPC Agreement Net Sales during any calendar year of Product sold by VIVUS, its Affiliates, and sublicensees exceed US $*** (the “MTPC Milestone”).  The pro-rata share owed by Auxilium will be calculated based on the relative Net Sales (as defined in the MTPC Agreement) of the Product sold by Auxilium or its Affiliates or sublicensees in the Auxilium Territory during the calendar year for which such milestone payment is owed compared to the Net Sales (as defined in the MTPC Agreement) of Product sold in the VIVUS Territory during such calendar year.

Trademark Royalty Payments:

In consideration for the trademark license granted in Section 2.1(b) and the use of the trademarks associated with the Product and the VIVUS Technology, Auxilium shall (a) during *** following the expiration of the MTPC Royalty Period in a particular country in the Auxilium Territory, pay to VIVUS a royalty equal to *** percent (***%) of the MTPC Agreement Net Sales of Products in such country; and (b) following *** following the end of the Royalty Term in such country, pay to VIVUS a royalty equal to *** percent (***%) of the MTPC Agreement Net Sales of Products in such country.  Thereafter, *** royalties shall be owed with respect to MTPC Agreement Net Sales of Product in such country.  For the avoidance of doubt, the foregoing royalty shall be owed on MTPC Agreement Net Sales of all Products, regardless of whether such Products are sold under the VIVUS Trademarks.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

PRESS RELEASE

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES LICENSE AGREEMENT FOR

THE MARKETING RIGHTS TO STENDRA™ IN THE UNITED STATES AND CANADA

- STENDRA Broadens Auxilium’s Presence in Men’s Health Care

 With a Projected 2013 Launch into the Multi-Billion Dollar Erectile Dysfunction Market -

CHESTERBROOK, PA (October 11, 2013) - Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, announced today the signing of an agreement with VIVUS, Inc. (NASDAQ: VVUS) providing Auxilium with the exclusive right to market VIVUS’s product, STENDRA (avanafil), in the United States and Canada.  The parties also simultaneously signed a Commercial Supply Agreement pursuant to which VIVUS will be initially responsible for the manufacture and supply of STENDRA to Auxilium.

STENDRA is an oral therapy approved by the U.S. Food and Drug Administration (FDA) for the treatment of erectile dysfunction (ED).

Under the license, Auxilium will pay VIVUS a one-time license fee of $30 million.  Auxilium may make a $15 million regulatory milestone payment to VIVUS if the FDA approves the STENDRA label to reflect a 15 minute or less onset of action efficacy claim and up to $255 million in potential milestone payments based on the achievement of certain sales targets. VIVUS will also receive royalties on product sales.

It is estimated that more than 50 percent of men over 40 years of age experience some degree of ED(1).  Prevalence of the condition increases with age and can be caused by a variety of factors, including medications (anti-hypertensives, histamine receptor antagonists); lifestyle (tobacco, alcohol use); diseases (diabetes, cardiovascular conditions, prostate cancer); prostatectomy, and spinal cord injuries.  The market opportunity for ED medical treatments continues to grow, with U.S. sales exceeding $2.9 billion in 2012(2).  About one half of men being treated with currently available PDE5 inhibitors are dissatisfied with the results of that treatment and tend to switch among the products in pursuit of better efficacy or less side effects(3).

Auxilium expects to begin its commercial launch of STENDRA by the end of 2013, first with shipments of STENDRA in December 2013, followed by promotional activities in early January 2014 by its PRIMERA sales force, which consists of 150 representatives currently devoted to strategic targeting of urologists, endocrinologists, and certain high prescribing primary care physicians.  The Company also plans to leverage digital media to reach a broader audience online.  Auxilium believes that the transaction will be accretive in 2015.

“We believe STENDRA complements our current portfolio of testosterone replacement therapy and ED products, further broadening our men’s health care franchise in a very large market segment consisting of patients that tend to switch among products,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe the unique features of STENDRA, including its dosing interval (30 minutes prior to sexual activity), ability to take with or without food, modest alcohol consumption requirements and a favorable side effect profile make it an exciting entrant into the category.”

“Auxilium is the ideal partner for STENDRA, with an established sales force and excellent relationships with

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

physicians responsible for men’s health care,” stated Timothy E Morris, Senior Vice President, Finance and Global Commercial Development, Chief Financial Officer for VIVUS, Inc.  “We look forward to working with Auxilium as they prepare for launch later this year.”

VIVUS will retain commercial rights to STENDRA outside the U.S. and Canada and will continue to be responsible for the product’s development and regulatory approval in the U.S. to support a potential label amendment for a 15 minute or less onset of action efficacy claim, if approved by the FDA.

About STENDRA

STENDRA (avanafil) is approved by the FDA for the treatment of erectile dysfunction in the U.S. Auxilium intends to market and sell STENDRA in the U.S. VIVUS, through a collaboration arrangement with Menarini and its wholly-owned subsidiary BERLIN-CHEMIE AG/MENARINI, intends to market and sell avanafil under the trade name SPEDRA™ in the European Union plus Australia and New Zealand.  VIVUS licensed avanafil from Mitsubishi Tanabe Pharma Corporation (MTPC).

STENDRA will be available through retail and mail order pharmacies.  The Company plans to offer programs that will help with patients’ out-of-pocket costs.

STENDRA is rapidly absorbed and can be taken 30 minutes before sexual activity on an as-needed basis.  STENDRA should not be taken more than once per day and can be taken without regard to food and has modest alcohol consumption requirements.  For more information about STENDRA, please visit www.stendra.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim® (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX® (collagenase clostridium histolyticum (CCH)) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 71 Eurasian and African countries.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium also markets TESTOPEL®, a long-acting implantable testosterone replacement therapy, Edex®, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products, in the U.S.  Auxilium has three projects in clinical development.  XIAFLEX is currently under regulatory review by the U.S. FDA for the treatment of Peyronie’s disease.  CCH is in phase II of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase II of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions.  No specific assurances can be given regarding the timing, nature or success of the Company’s launch of STENDRA in the U.S. or Canada, and related promotional activities and product shipments; whether and when the Company will use digital media to

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reach a broader audience online; whether or when the Company’s license to promote STENDRA will be accretive; the achievement of certain sales milestones for STENDRA and any potential Auxilium milestone payment obligations; STENDRA’s promotion by the PRIMERA sales force; whether STENDRA complements the Company’s current portfolio of testosterone replacement therapy and ED products; whether STENDRA will help the Company expand its men’s health franchise and whether STENDRA will receive label expansion for a rapid onset of action in 15 minutes or less; whether the Company will offer programs to assist with patients’ out-of-pocket costs for STENDRA, or the Company’s ability to successfully develop its product candidates.  While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

AUXILIUM CONTACTS:

James E. Fickenscher / CFO	Nichol Ochsner/ Senior Director, IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	nochsner@auxilium.com

(1)  Andre B. Prevalence and Incidence of Androgen Deficiency in Middle-Aged and Older Men: Estimates from The Massachusetts Male Ageing Study. The Journal of Clinical Endocrinology & Metabolism. 2004; 89(12):5920-5926.

(2)  US TRx revenues per Symphony Health

(3)  Impact CR Consumer Segmentation, Feb. 2013; Qualitative Market Interviews (n= 722); HCP Research, Primary Interviews, Life Science Strategy Group LLC n= 64, June 2010.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

October 11, 2013

VIVUS, Inc. Announces License Agreement for the Marketing Rights to STENDRA in the United States and Canada

MOUNTAIN VIEW, Calif., Oct. 11, 2013 (GLOBE NEWSWIRE) — VIVUS, Inc. (Nasdaq:VVUS) today announced the signing of an agreement providing Auxilium Pharmaceuticals, Inc. (Nasdaq:AUXL) the exclusive rights to market STENDRATM (avanafil) in the United States and Canada. The parties also simultaneously signed a Commercial Supply Agreement pursuant to which VIVUS will be responsible for the manufacture and supply of STENDRA to Auxilium for a mutually agreed term. STENDRA is an oral therapy approved by the U.S. Food and Drug Administration (FDA) for the treatment of erectile dysfunction (ED). Under the license agreement, VIVUS is eligible to receive up to $300 million based on certain regulatory and sales milestones, including an upfront licensing fee of $30 million and a $15 million payment contingent upon a potential label amendment regarding onset-of-action, in addition to royalties on product sales.

“Auxilium is the ideal partner for STENDRA, with an established sales force and excellent relationships with physicians responsible for men’s health,” stated Seth H.Z. Fischer, CEO of VIVUS. “We look forward to working with Auxilium as they prepare for launch later this year.”

It is estimated that more than 50 percent of men over 40 years of age experience some degree of ED(i). Prevalence of the condition increases with age and can be caused by a variety of factors, including medications (anti-hypertensives, histamine receptor antagonists); lifestyle (tobacco, alcohol use); diseases (diabetes, cardiovascular conditions, prostate cancer); prostatectomy, and spinal cord injuries. The market opportunity for ED medical treatments continues to grow, with U.S. sales exceeding $2.9 billion in 2012(ii). About one half of men being treated with currently available PDE5 inhibitors are dissatisfied with the results of that treatment and tend to switch among the products in pursuit of better efficacy or less side effects(iii).

“We believe STENDRA complements our current portfolio of testosterone replacement therapy and ED products, further broadening our men’s health care franchise in a very large market segment consisting of patients that tend to switch among products,” said Adrian Adams, chief executive officer and president of Auxilium. “The rapid onset of action of STENDRA and its favorable side effect profile make it an exciting new entrant into the category.”

Auxilium expects to begin its commercial launch of STENDRA by the end of 2013, first with shipments of STENDRA in December 2013, followed by promotional activities in early January 2014 with its PRIMERA sales force, which consists of 150 representatives currently devoted to strategic targeting of urologists, endocrinologists, and certain high prescribing primary care physicians. Auxilium will also leverage digital media to reach a broader audience online.

“The Agreement with Auxilium in the U.S. and Canada, along with the previously-announced license agreement with Menarini for Europe and abroad, fulfills significantly our objective of monetizing avanafil,” stated Timothy E. Morris, senior vice president, finance and global commercial development, chief financial officer for VIVUS. “Both deals combined have the potential to generate over $95 million in cash to VIVUS within the first year, in addition to royalties earned on sales of avanafil.”

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

VIVUS will continue to be responsible for the product’s post-approval requirements in the U.S., including a potential label amendment based on the results of the TA-501 study designed to assess the efficacy of STENDRA in approximately 15 minutes. In the study, STENDRA patients achieved statistically significant improvement over placebo, in the mean proportion of attempts that resulted in erections sufficient for successful intercourse, as early as 10 minutes for the 200 mg dose and 12 minutes for the 100 mg dose after being taken.

Aquilo Partners, L.P. acted as the exclusive advisor to VIVUS on the transaction.

About Avanafil

STENDRA (avanafil) is approved in the U.S. by the FDA for the treatment of erectile dysfunction. Auxilium Pharmaceuticals, Inc. has exclusive marketing rights to STENDRA in the U.S. and Canada.

STENDRA will be available through retail and mail order pharmacies. Auxilium plans to offer programs that will help patients with out-of-pocket costs.

SPEDRA, the trade name for avanafil in the EU, is approved by the EMA for the treatment of erectile dysfunction in the EU. VIVUS has granted an exclusive license to the Menarini Group through its subsidiary Berlin-Chemie AG to commercialize and promote SPEDRA for the treatment of erectile dysfunction in over 40 European countries plus Australia and New Zealand.

Avanafil is licensed from Mitsubishi Tanabe Pharma Corporation (MTPC). VIVUS owns worldwide development and commercial rights to avanafil for the treatment of sexual dysfunction, with the exception of certain Asian-Pacific Rim countries. VIVUS is in discussions with other parties for the commercialization rights to its remaining territories.

For more information about STENDRA, please visit www.Stendra.com.

Important Safety Information

STENDRA™ (avanafil) is prescribed to treat erectile dysfunction (ED).

Do not take STENDRA if you take nitrates, often prescribed for chest pain, as this may cause a sudden, unsafe drop in blood pressure.

Discuss your general health status with your healthcare provider to ensure that you are healthy enough to engage in sexual activity. If you experience chest pain, nausea, or any other discomforts during sex, seek immediate medical help.

STENDRA may affect the way other medicines work. Tell your healthcare provider if you take any of the following; medicines called HIV protease inhibitors, such as ritonavir (Norvir®), indinavir (Crixivan®), saquinavir (Fortavase® or Invirase®) or atazanavir (Reyataz®); some types of oral antifungal medicines, such as ketoconazole (Nizoral®), and itraconazole (Sporanox®); or some types of antibiotics, such as clarithromycin (Biaxin®), telithromycin (Ketek®), or erythromycin.

In the rare event of an erection lasting more than 4 hours, seek immediate medical help to avoid long-term injury.

In rare instances, men taking PDE5 inhibitors (oral erectile dysfunction medicines, including STENDRA) reported a sudden decrease or loss of vision. It is not possible to determine whether these events are

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

related directly to these medicines or to other factors. If you experience sudden decrease or loss of vision, stop taking PDE5 inhibitors, including STENDRA, and call a doctor right away.

Sudden decrease or loss of hearing has been rarely reported in people taking PDE5 inhibitors, including STENDRA. It is not possible to determine whether these events are related directly to the PDE5 inhibitors or to other factors. If you experience sudden decrease or loss of hearing, stop taking STENDRA and contact a doctor right away. If you have prostate problems or high blood pressure for which you take medicines called alpha blockers or other anti-hypertensives, your doctor may start you on a lower dose of STENDRA.

Drinking too much alcohol when taking STENDRA may lead to headache, dizziness, and lower blood pressure.

STENDRA in combination with other treatments for ED is not recommended.

STENDRA does not protect against sexually transmitted diseases, including HIV.

The most common side effects of STENDRA are headache, flushing, runny nose and congestion.

Please see full patient prescribing information for STENDRA (50 mg, 100 mg, 200 mg) tablets.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about VIVUS, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to regulatory approval of certain avanafil claims within the Auxilium exclusive territories and the timing, strategy, tactics and success of avanafil commercialization by Auxilium in the U.S. or Canada These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013, and as amended by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

(i) The Massachusetts Male Aging Study

(ii) US TRx revenues per Symphony Health

(iii) 1- Impact CR Consumer Segmentation, Feb 2013; Qualitative Market Interviews (n= 722)

2- HCP Research, Primary Interviews; LSSG, LLC n= 64

CONTACT: VIVUS, Inc.

Timothy E. Morris

Chief Financial Officer

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

morris@vivus.com

650-934-5200

Investor Relations: The Trout Group

Brian Korb

bkorb@troutgroup.com

646-378-2923

Source: VIVUS, Inc.

News Provided by Acquire Media

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT E

LETTER AGREEMENT

***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.